UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALBEMARLE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Albemarle Corporation will be held at The Hilton Baton Rouge Capital Center, located at 201 Lafayette Street, Baton Rouge, Louisiana, on Tuesday, April 20, 2010, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect the ten nominees named in the accompanying proxy statement to the Board of Directors to serve for the ensuing year;

2.	To approve an amendment to the Albemarle Corporation 2008 Incentive Plan;

3.	To approve an amendment to the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

5.	To conduct any other business properly raised at the meeting or any adjournments or postponements thereof.

Holders of shares of Albemarle Corporation common stock of record at the close of business on February 16, 2010, will be entitled to vote at the meeting.

PLEASE NOTE THAT THIS YEAR THE RULES THAT GUIDE HOW BROKERS VOTE YOUR SHARES OF COMMON STOCK HAVE CHANGED. BROKERS MAY NO LONGER VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS IN THE ABSENCE OF YOUR SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE.

To ensure your vote is counted, you are requested to vote your shares promptly by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or over the Internet, regardless of whether you expect to attend the meeting.

If you are present at the meeting, you may vote in person even if you already have voted your proxy by mail, by telephone or over the Internet.

Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors

Luther C. Kissam IV, Secretary

March 8, 2010

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

ALBEMARLE CORPORATION

TO BE HELD APRIL 20, 2010

APPROXIMATE DATE OF MAILING – MARCH 18, 2010

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the “Meeting”) of Shareholders of Albemarle Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated The Hilton Baton Rouge Capital Center, 201 Lafayette Street, Baton Rouge, Louisiana as the place of the Meeting. The Meeting will be called to order at 10:00 a.m., Central Daylight Time, on Tuesday, April 20, 2010.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Albemarle,” “we,” “us,” “our” or “the Company” means Albemarle Corporation.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our 2009 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock (“Common Stock”) on February 16, 2010, the date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were outstanding 91,314,008 shares of Common Stock. Each share of Common Stock is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. R. William Ide III and Charles E. Stewart have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the ten nominees set forth in this Proxy Statement to the Board of Directors;

•	Approval of the Amendment to the Albemarle Corporation 2008 Incentive Plan (the “2008 Incentive Plan Amendment”);

•	Approval of the Amendment to the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors (the “2008 Directors Stock Plan Amendment”);

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	Any other business properly raised at the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee that are voted on any matter (“broker shares”) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of the Common Stock voted in the election of directors.

Q:	What vote is needed to approve the 2008 Incentive Plan Amendment?

A:	The approval of the 2008 Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal to approve the 2008 Incentive Plan Amendment; provided that the total of the votes cast on the proposal to approve the 2008 Incentive Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Q:	What vote is needed to approve the 2008 Directors Stock Plan Amendment?

A:	The approval of the 2008 Directors Stock Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal to approve the 2008 Directors Stock Plan Amendment; provided that the total of the votes cast on the proposal to approve the 2008 Directors Stock Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Q:	What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” approval of the 2008 Incentive Plan Amendment, “FOR” approval of the 2008 Directors Stock Plan Amendment and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	How do I vote?

A:	Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) or employees who hold Common Stock through our Albemarle Corporation Savings Plan (“401(k) Plan”) may vote in person at the Meeting or by proxy. Registered shareholders and employees who own Common Stock through our 401(k) Plan have the following ways to vote by proxy:

•	By mail — complete, sign, date and return the enclosed proxy card or voting instruction, or

•	By telephone or over the Internet — follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders and participants in plans holding shares of Common Stock are urged to deliver proxies and voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the enclosed proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction, or otherwise complete, date and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m., Eastern Time, on April 19, 2010.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Common Stock as of the record date, February 16, 2010. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals” on page 58, or

•	appearing at the Meeting and voting in person.

If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:	Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” approval of the 2008 Incentive Plan Amendment, “FOR” approval of the 2008 Directors Stock Plan Amendment, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP and according to the discretion of the proxy holders on any other business proposal properly raised at the Meeting, with the following two exceptions:

•

shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not revoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals, and

•

shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction?

A:	It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Wells Fargo, our transfer agent, your shares will only be voted if Wells Fargo receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the New York Stock Exchange, or NYSE, your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares “FOR” the ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Please note that this year, the rules that guide how brokers vote your stock have changed. Your bank, broker or other nominee may no longer vote your shares with respect to the election of the nominees for director in the absence of your specific instructions as to how to vote with respect to the election of such nominees, because under the rules of the NYSE, the election of directors is not considered a “routine” matter. In addition, based on the rules of the NYSE, we believe that the approval of the 2008 Incentive Plan Amendment and the 2008 Directors Stock Plan Amendment are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to the 2008 Incentive Plan Amendment or the 2008 Directors Stock Plan Amendment, your bank, broker or other nominee cannot vote your shares on the proposal to approve the 2008 Incentive Plan Amendment or the 2008 Directors Stock Plan Amendment.

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of directors, withheld votes, will not be included in the vote totals for the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP and will not affect the outcome of the vote for these proposals. Abstentions and broker non-votes will have no effect on the proposal to approve the 2008 Incentive Plan Amendment or the 2008 Directors Stock Plan Amendment, provided that the total vote cast on the proposal to approve the 2008 Incentive Plan Amendment and the 2008 Directors Stock Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and through a Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four days of the Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2010.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by our employees. The Altman Group, Inc. (“Altman”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Altman approximately $6,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Altman against any losses arising out of Altman’s proxy soliciting services on behalf of us.

Q:	Could other matters be decided in the Meeting?

A:	The Board of Directors does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Business Conduct and the charters of the Audit, Executive Compensation, Nominating and Governance, and Health, Safety and Environment Committees are available on our Internet website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/ and are available in print to any shareholder upon request by contacting our investor relations department as described below.

Q:	How do I communicate with the Board of Directors?

A:

Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail at Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, Attention: Chairman of the Nominating and Governance Committee or by electronic mail at governance@albemarle.com. The Chairman of the Nominating and Governance Committee

and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on April 20, 2010.

The Proxy Statement and the 2009 Annual Report are both available free of charge at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. In addition, a copy of the 2009 Annual Report is enclosed. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of the 2009 Annual Report, including the financial statements and financial statement schedules, if applicable. Requests should be directed to our investor relations department as described below:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

Telephone: (225) 388-8011

We make available free of charge through our Internet website (http://www.albemarle.com/Investor_information/) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Governance Committee has recommended to the Board of Directors, and the Board of Directors has approved, the persons named below as nominees for election to the Board of Directors. Each of the nominees presently serves as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

Mark C. Rohr; age 58; director since 2001; Chairman of the Board of Directors since August 1, 2008, President and Chief Executive Officer since October 1, 2002, having previously served as our President and Chief Operating Officer from January 1, 2000 through September 30, 2002, and our Executive Vice President from March 22, 1999 through December 31, 1999, and Senior Vice President, Specialty Chemicals, of Occidental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and a subsidiary of Occidental Petroleum Corporation) prior thereto. Other directorships: Celanese Corporation (industrial chemical producer) and Ashland, Inc. (global chemical producer).

Mr. Rohr’s knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and directing the Company’s future. Through his service on the board of directors of several publicly-traded companies, he has developed extensive knowledge in the areas of leadership, safety, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

J. Alfred Broaddus, Jr.; age 70; director since 2004; retired, having previously served as President of the Federal Reserve Bank of Richmond until July 31, 2004. Other directorships: Markel Corporation (markets and underwrites specialty insurance products and programs for a variety of niche markets), Owens & Minor, Inc. (national distributor of medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm).

Mr. Broaddus brings to the Board of Directors substantial experience in analyzing and forecasting economic conditions both domestically and internationally gained from over 34 years as an employee or officer of a Federal Reserve Bank and a PhD in Economics. In addition, he gained valuable financial expertise at the Federal Reserve Bank since he was responsible for the preparation of the bank’s financial statements. Through his service on the boards of several other publicly-traded companies, he also gained extensive experience in leadership, risk oversight and corporate governance matters.

R. William Ide III; age 69; director since December 16, 2005; Partner of McKenna Long & Aldridge LLP (law firm), having previously served as Senior Vice President, General Counsel of Monsanto Corporation. Other directorship: AFC Enterprises, Inc. (the franchisor and operator of Popeyes® Chicken & Biscuits).

Through Mr. Ide’s experience as general counsel of Monsanto Corporation, he gained extensive experience with the dynamics of a global chemical company such as ours, including corporate governance, compliance and public policy. He has also gained extensive experience throughout his career having personally advised boards of Fortune 200 public companies, quasi-governmental agencies and not-for-profits in areas such as governance, risk management, crisis management and remediation of failed controls and systems, areas which are of great importance to the Board of Directors.

Richard L. Morrill; age 70; director since 2002; President of Teagle Foundation since January, 2010 and Chancellor of the University of Richmond since July 1, 1998, having previously served as Distinguished University Professor of Ethics and Democratic Values from July 1, 1998 until June 1, 2004, and as President of the University of Richmond. Other directorship: Tredegar Corporation (global manufacturer of plastic films and aluminum extrusions) (Chairman of the Board).

Through Mr. Morrill’s experience as Chancellor, President and Distinguished University Professor at the University of Richmond, he has developed excellent leadership skills which are valuable to the Board of Directors. In addition, having served on the board of another publicly-traded company, he has gained significant experience in risk oversight, executive compensation and corporate governance matters.

Jim W. Nokes; age 63; director since January 1, 2009; retired, having previously served until April 30, 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips (international, integrated energy company). Other directorship: Tesoro Corporation (independent refiner and marketer of petroleum products).

Through Mr. Nokes’ experience at ConocoPhillips, he gained trading and risk management skills and operational experience. In addition, having been an executive of the company during the merger of Phillips Petroleum Co. and Conoco Inc., he gained unique experience in mergers and acquisitions that aid the Board of Directors in evaluating and directing the Company’s future.

Barry W. Perry; age 63; director since January 1, 2010; retired, having previously served as Chairman and Chief Executive Officer of Engelhard Corporation (a surface and materials science company) from January 2001 to June 2006, prior to which having held various management positions since joining the company in 1993. Other directorships: Cookson Group PLC (a leading materials science company operating on a global basis in the ceramics, electronics and precious metals markets), Arrow Electronics (a global provider of electronics components and enterprise computing solutions) and Ashland, Inc. (global chemical producer).

Mr. Perry’s experience in senior leadership as Chairman and Chief Executive Officer of Engelhard Corporation uniquely positions Mr. Perry to serve on the Board of Directors. Mr. Perry also has over forty years of experience in the plastics/chemical industry. In addition, through his service on the board of directors of other publicly-traded companies, he has developed extensive knowledge in the areas of management, risk oversight and corporate governance.

John Sherman, Jr.; age 64; director since 2003; retired, having previously served as Vice Chairman of Scott & Stringfellow, Inc. (regional brokerage firm) from September 1, 2002 through December 31, 2005 and as President and Chief Executive Officer of Scott & Stringfellow, Inc. prior thereto.

Through his experience as President and Chief Executive Officer of Scott & Stringfellow, Inc., and prior service on the boards of Trigon, Anthem, and Blue Healthcare Bank, Mr. Sherman brings to the board valuable financial expertise, leadership skills and strategic planning abilities. He also provides extensive risk management knowledge.

Charles E. Stewart; age 74; director since 1997; retired, having previously served as Executive Vice President of Occidental Chemical Corporation.

Through Mr. Stewart’s thirteen-year tenure on our Board of Directors, he has developed great leadership skills, extensive knowledge of the Company and a solid understanding of corporate governance matters. In addition, through his experience in senior leadership and operations at another chemical company, he has developed a unique perspective which is welcomed in discussions of the Board of Directors, including in such areas as risk management, safety and public policy.

Harriett Tee Taggart; age 61; director since February 7, 2007; consultant, having previously served until December 2006 as a Partner of Wellington Management LLC (investment management firm). Ms. Taggart was global sector equity portfolio manager and global industry analyst for the chemicals and related industries at Wellington Management LLC. Other directorships: The Hanover Insurance Group, Inc. (property and casualty insurance company) and The Lubrizol Corporation (specialty chemical producer).

Ms. Taggart’s global experience as a senior investment professional and manager and her expertise in fundamental analysis, evaluation of business strategies, financial statements and future prospects is invaluable to the Board of Directors. Her experience at Wellington Management LLC has given her valuable financial expertise for service on our Board of Directors. In addition, having served on the boards of several publicly-traded companies, she has gained experience in risk oversight, executive compensation and corporate governance matters.

Anne Marie Whittemore; age 64; director since 1996; Partner of McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. (national distributor of medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm).

Ms. Whittemore brings to the Board of Directors twenty years of experience serving on the board of directors of several publicly-traded companies. Through her service on the compensation, corporate governance and audit committees of these companies, she has developed extensive knowledge in the area of executive compensation, corporate governance and risk management. In addition, as a lawyer, she has gained extensive experience advising clients on corporate governance matters.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/.

Independence of Directors

The Board of Directors has determined that Messrs. Broaddus, Ide, Morrill, Nokes, Perry, Sherman and Stewart and Ms. Taggart and Ms. Whittemore are “independent” directors within the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines.

In order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (2) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2009, the Board of Directors held five meetings. Each of the directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Board of Directors Leadership Structure and Role in Risk Oversight

Board of Directors Leadership Structure

In 2008, we combined the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Rohr was elected by the Board of Directors as President and Chief Executive Officer in October 2002 and as Chairman of the Board of Directors as of August 1, 2008. Prior to his election as our President and Chief Executive Officer, Mr. Rohr served in a number of executive positions with us since March 1999. In 2008, during the period in which our former Chairman of the Board of Directors was in the process of retiring, the Board of Directors undertook, in consultation with outside advisors, a strategic review of the Board of Directors’ leadership structure. Based on this review, the Board of Directors approved the combined leadership role. We believe Mr. Rohr’s unique experiences and understanding of our business position him well to execute strategy and business plans to maximize shareholder value.

The Board of Directors established a counterbalancing governance structure that includes a designated Lead Independent Director, as set forth in the Corporate Governance Guidelines. Mr. Stewart currently serves as our Lead Independent Director. The Lead Independent Director is elected annually by the independent directors and is responsible for presiding over the executive sessions of the independent directors and any other functions that may be delegated to the position. The Corporate Governance Guidelines provide that the Lead Independent Director will not serve more than three consecutive terms. The Lead Independent Director’s primary responsibility is to ensure that the Board of Directors provides independent oversight of management and that directors and shareholders have an independent leadership contact. For a complete listing of the Lead Independent Director’s responsibilities, see Annex A to our Corporate Governance Guidelines.

Given our current circumstances and operating strategies, we believe having a combined Chairman of the Board of Directors, President and Chief Executive Officer, as well as a Lead Independent Director and independent standing Board of Directors committees, is the most appropriate structure for us and our shareholders. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board of Directors.

As part of our annual corporate governance and succession planning review, the Nominating and Governance Committee and the Board of Directors evaluates our board leadership structure to ensure that it is appropriate. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the offices of Chief Executive Officer and Chairman of the Board of Directors.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has primary responsibility for oversight of our risks. Management has designed an Enterprise Risk Management (“ERM”) process that is led by our Chief Risk Officer, who currently is our Chief Financial Officer. Our ERM Committee meets quarterly to review and reassess our company wide risks and to develop action plans to mitigate these risks. The Chief Risk Officer reports to the Audit Committee at each regular Board of Directors meeting. The ERM materials include those risks identified as the most significant, along with a review of the Company’s methods of risk assessment and risk mitigation strategies. The Audit Committee engages in regular periodic discussions with the Chief Risk Officer and other members of the ERM Committee as appropriate.

The Board of Directors receives copies of the ERM Committee’s reports. In addition, the Audit Committee reports to the full Board of Directors on its Committee activities, including risk oversight. On an annual basis, the Board of Directors receives a detailed report from the Chief Risk Officer regarding risk management in which the Company identifies its risk areas and oversight responsibility. The Board of Directors also engages in periodic discussions with the Chief Risk Officer and other members of the ERM Committee as appropriate.

In addition to the Audit Committee’s role in ERM and financial reporting oversight, the full Board of Directors and each of the other committees of the Board of Directors considers risks within its area of responsibility. Our Board of Directors oversees corporate strategy, business development, capital structure, market exposure and country specific risks. The Executive Compensation Committee considers human resources risks and risks that may be a result of our executive compensation programs. The Nominating and Governance Committee considers succession planning and governance risks. In addition, the Health, Safety and Environmental Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of our health, safety and environment programs and initiatives. The Health, Safety and Environmental Committee also assists the Board of Directors with oversight of matters related to the enhancement of our global reputation, our corporate social responsibility, and the stewardship and sustainability of our products. Each of the Committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the Committee level, with ultimate oversight by the full Board of Directors.

Meetings of Non-Management Directors; Presiding Director

Executive sessions of the independent members of the Board of Directors and executive sessions of the non-management members of the Board of Directors were held regularly in conjunction with scheduled Board of Directors meetings in 2009. The Lead Independent Director presides at the executive session of the non-management directors, as provided in our Corporate Governance Guidelines. Shareholders and other interested persons may contact the Chairman of the Nominating and Governance Committee or the non-management members of the Board of Directors as a group through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 5.

Attendance at Annual Meeting

We expect all directors to attend the annual meeting of shareholders each year. All directors attended last year’s annual meeting of shareholders.

Director Continuing Education

We encourage directors to attend at least one director continuing education program every three years. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In 2009, four of our independent directors attended director continuing education programs accredited by RiskMetrics Group Governance Services.

Committees of the Board of Directors

The Board of Directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Audit Committee

Messrs. Broaddus (Chairman), Sherman and Stewart and Ms. Taggart currently serve on our Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors and is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 5. During 2009, the Audit Committee met on ten occasions. The Board of Directors has determined that the members of the Audit Committee are “independent” within the meaning of the enhanced independence standards for audit committee members in the Exchange Act and the rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards of our Corporate Governance Guidelines. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board of Directors in its business judgment. The Board of Directors has also determined that each of Messrs. Broaddus and Sherman is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. For a description of the Audit Committee’s function, see “The Audit Committee Report” beginning on page 47.

Executive Compensation Committee

Ms. Whittemore (Chair) and Messrs. Ide, Morrill, Nokes, Sherman and Stewart currently serve on our Executive Compensation Committee. The Executive Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 5. The Board of Directors has determined that all of the members of the Executive Compensation Committee are (i) “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and (iii) “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance of and determining the compensation of the Chief Executive Officer and approving the compensation structure for senior management and other key employees. In performing these duties during 2009, the Executive Compensation Committee met on seven occasions.

The Executive Compensation Committee also approves cash incentive awards, certain consultant agreements and initial compensation packages of new executive-level personnel and may grant stock options, stock appreciation rights (“SARs”), performance units, restricted stock, restricted stock units and cash incentive awards under our 2008 Incentive Plan (the “2008 Incentive Plan”).

The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the Chief Executive Officer with input from all independent directors and the Chief Executive Officer’s self evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the Chief Executive Officer. The Executive Compensation Committee periodically meets individually with members of senior management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 21.

In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and retains Pearl Meyer & Partners (“Pearl Meyer”) as the Executive Compensation Committee’s outside independent compensation consultant. Pearl Meyer is a nationally recognized executive compensation consultant and the Executive Compensation Committee has retained it to provide competitive information concerning compensation and to assist in designing compensation plans. For additional information with respect to the Executive Compensation Committee and Pearl Meyer, please see “Compensation Discussion and Analysis” beginning on page 21.

Executive Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time an officer or employee of the Company, or is related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of the Company.

Nominating and Governance Committee

Messrs. Sherman (Chairman), Ide, Morrill and Stewart and Ms. Taggart currently serve on our Nominating and Governance Committee. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 5. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. During 2009, the Nominating and Governance Committee met on four occasions. The Nominating and Governance Committee assists the Board of Directors on all matters relating to the selection, qualification and compensation of members of the Board of Directors, as well as matters relating to the duties of the members of the Board of Directors. The Nominating and Governance Committee also assists the Board of Directors with oversight of corporate governance. The Nominating and Governance Committee administers the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors (the “2008 Directors Stock Plan”).

Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Governance Committee’s charter provides that the Nominating and Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Nominating and Governance Committee through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 5. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 58.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Committee evaluates a candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual members of the Board of Directors as well as the background and expertise of the Board of Directors as a whole. In addition, the Nominating and Governance Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board of Directors’ needs. While there are not specific weights given to any one factor, general criteria for the nomination of director candidates as set forth in our Corporate Governance Guidelines include:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for Board of Director decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	loyalty and commitment to driving our success;

•	an ability to take tough positions while at the same time working as a team player;

•

a diversity of backgrounds and expertise—whether a director is qualified to serve depends in part on the backgrounds of the other directors, so that the Board of Directors as a whole has an appropriate mix of backgrounds and breadth of experience; and

•	an ability to fit into the corporate culture to maintain the professionalism, collegiality and effectiveness of the Board of Directors and Committees.

The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of other prospective nominees.

When considering a director standing for re-election, in addition to the attributes described above, the Nominating and Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Nominating and Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Nominating and Governance Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy the NYSE listing standards and SEC requirements. The Corporate Governance Guidelines require that directors have the ability to understand financial reports, including balance sheets, income statements, statements of cash flow, and the various methods of measuring return on investments. The Nominating and Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

Sources for New Nominees. The Nominating and Governance Committee employs several methods for identifying and evaluating director nominees. The Nominating and Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise and, in the event that vacancies are anticipated, the Committee considers possible director candidates. The Nominating and Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Guidelines.

After completing potential director nominees’ evaluations, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Governance Committee. There is no difference in the manner by which the Nominating and Governance Committee evaluates prospective nominees for director based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.

The Nominating and Governance Committee utilized the third party search firm Russell Reynolds Associates to assist in identifying potential director candidates during 2009. The Nominating and Governance Committee did not receive any Board of Director recommendations from any shareholders in connection with the Meeting. Barry W. Perry, who was elected by the Board of Directors as a director effective January 1, 2010, was recommended by Russell Reynolds Associates and evaluated as a candidate for the Board of Directors. Based on its own review of this candidate, the Nominating and Governance Committee recommended the election of Mr. Perry as a director and his inclusion on the proxy card.

Health, Safety and Environment Committee

Messrs. Morrill (Chairman), Broaddus, Stewart and Nokes and Ms. Whittemore currently serve on our Health, Safety and Environment Committee. The Health, Safety and Environment Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 5. The Board of Directors has determined that all of the members of the Health, Safety and Environment Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. During 2009, the Health, Safety and Environment Committee met on four occasions. The Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of our health, safety and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, our corporate social responsibility, and the stewardship and sustainability of our products.

Compensation of Directors

In 2009, non-employee directors received retainer fees quarterly, including an additional amount of cash compensation based on their committee service:

	Quarterly	Chairperson Quarterly
Retainer Fee	$17,000	$—
Audit Committee Fee	2,250	2,250
Nominating and Governance Committee Fee	1,250	750
Health, Safety & Environment Committee Fee	1,250	750
Executive Compensation Committee Fee	2,250	2,250
Lead Independent Director	12,500	—

In addition, in accordance with the 2008 Directors Stock Plan, non-employee directors received for service as a director shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the 2009 Annual Meeting date, which was $25.35. The number of shares granted was rounded up to the nearest 25 share increment. Due to a 2,000 share grant limitation per director per year dictated by the 2008 Directors Stock Plan, and due to the decreased price per share on the date of the 2009 Annual Meeting, the number of shares issued did not amount to the total stock compensation due each non-employee director for 2009. As such, we granted each non-employee director a one-time additional discretionary allocation of 700 phantom shares into each of their deferred compensation stock accounts. We also reimbursed each of our non-employee directors for reasonable travel expenses incurred in connection with attending Board of Directors and Board Committee meetings. Employee members of the Board of Directors were not paid separately for service on the Board of Directors.

The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
J. Alfred Broaddus, Jr.	$ 91,000	$68,445	$2,500	$161,945
R. William Ide III	82,000	68,445	2,500	152,945
Richard L. Morrill	89,250	68,445	2,500	160,195
Jim W. Nokes	78,500	68,445	2,500	149,445
John Sherman, Jr.	94,000	68,445	2,500	164,945
Charles E. Stewart	118,750	68,445	2,500	189,695
Harriett Tee Taggart	82,000	68,445	2,500	152,945
Anne Marie Whittemore	91,000	68,445	2,500	161,945
William M. Gottwald(1)	34,000	28,519	2,500	65,019

1	William M. Gottwald retired as a director upon the expiration of his previous term on May 13, 2009.
2	Amounts shown include fees that have been deferred at the election of the director under our director deferred compensation plan.
3

Amounts shown represent the aggregate grant date fair value of stock awards recognized in fiscal year 2009 in accordance with FASB ASC Topic 718. Each non-employee director received 2,700 shares of Common Stock for service as a director in 2009. In accordance with the 2008 Directors Stock Plan, non-employee directors received shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the Annual Meeting date, which was $25.35. Due to a 2,000 share grant limitation per director per year dictated by the 2008 Directors Stock Plan, and due to the decreased price per share on the date of the 2009 Annual Meeting, the number of shares issued did not amount to the total stock compensation due each non-employee director for 2009. As such, we granted each non-employee director a one-time additional discretionary allocation of 700 phantom shares into each of their deferred compensation stock accounts. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee directors. All of the shares granted as of May 13, 2009 pursuant to the 2008 Directors Stock Plan, as well as the 700 additional phantom shares issued into deferred compensation stock accounts, do not vest until the one year anniversary date of their grant date.

4	In fiscal year 2009, the aggregate number of stock awards we granted to each non-employee director (including stock awards deferred at the election of Messrs. Broaddus, Ide and Sherman and Ms. Whittemore) was 2,700 shares (except for Mr. Gottwald who received 1,125 shares).
5	Amounts in this column do not represent compensation paid to the directors. The amounts represent our matching contributions of the non-employee directors’ charitable donations to eligible organizations, up to a maximum of $2,500 per donor that was made in 2009 as part of our overall support of charitable organizations under our matching gift program for the Board of Directors.

2008 Stock Compensation Plan for Non-Employee Directors

On April 30, 2008, our shareholders approved the 2008 Directors Stock Plan. The 2008 Directors Stock Plan provides for the grant of shares of Common Stock to each non-employee who is a director on the effective date of the 2008 Directors Stock Plan or who thereafter becomes a director (each, a “participant”). The Board of Directors has the authority to increase the amount of shares of Common Stock issued to each participant during the calendar year, but in no event shall more than 2,000 shares of Common Stock be issued to a participant during any calendar year. In the event of a change in capital, shares of capital stock, or any special distribution to our shareholders, the Board of Directors will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.

The Board of Directors may amend, suspend or terminate the 2008 Directors Stock Plan, but no such amendment can (1) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (2) increase the total number of shares of Common Stock that may be granted under the 2008 Directors Stock Plan; provided, however, that the 2008 Directors Stock Plan may not be amended more than once every six months other than to comply with changes in the Code, or any rules or regulations promulgated thereunder. Any amendment of the 2008 Stock Directors Plan must comply with the rules of the NYSE.

Our Nominating and Governance Committee administers the 2008 Directors Stock Plan. The Nominating and Governance Committee interprets all provisions of the 2008 Directors Stock Plan, establishes administrative regulations to further the purpose of the 2008 Stock Directors Plan and takes any other action necessary for the proper operation of the 2008 Directors Stock Plan. All decisions and acts of the Nominating and Governance Committee are final and binding.

For a description of the 2008 Directors Stock Plan, see “Proposal No. 3 Approval of Amendment to the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors” beginning on page 54.

Stock Ownership Requirements

Under our policy for stock ownership by non-employee directors, all non-employee directors are to achieve ownership of Common Stock equal to the lesser of 5,000 shares, or $150,000 value, after five years of service as a director. Currently, all of our non-employee directors with at least five years of service satisfy these stock ownership requirements.

Deferred Compensation

Non-employee directors may defer, in 10% increments, all or part of their retainer fee and/or committee and chair fees into either a deferred cash account or a deferred phantom stock account and may defer, in 10% increments, all or part of their stock awards into a deferred phantom stock account (the “Deferred Compensation Plan”). Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash and phantom stock accounts are unfunded and maintained for record keeping purposes only. Distributions under the Deferred Compensation Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to 10 years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the Deferred Compensation Plan, distributions will begin on February 15 following the earlier of the participant’s attainment of age 65 or ceasing to be a director. The maximum aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan is 200,000 shares. For 2009, Mr. Broaddus elected to defer part of his retainer fees and committee and chair fees into the deferred phantom stock account. Messrs. Ide, Broaddus, and Sherman, and Ms. Whittemore elected to defer all or part of their stock compensation into deferred phantom stock accounts. In addition, for 2009, we granted a one-time additional discretionary allocation of 700 phantom shares into the deferred compensation stock accounts of each of the non-employee directors.

Retirement Compensation

Any director who became a member of the Board of Directors on or before October 27, 1999 and retires from the Board after age 60 with at least five years of service on the Board of Directors receives, commencing with retirement from the Board of Directors, $12,000 per year for life, payable in quarterly installments. The following current directors are eligible for this benefit upon their retirement after age 60: Mr. Stewart and Ms. Whittemore. The payment period limitation on this benefit may be waived in certain circumstances. In addition, such retirement payments to former directors may not commence and may be discontinued under certain circumstances. Retirement benefits are not available to any director who became a member of the Board of Directors after October 27, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Executive Compensation Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chair of the Audit Committee has delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chair) approves only those related person transactions that it determines in good faith to be in our best interests and the best interests of our shareholders. To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that the compliance officer determines that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of Common Stock.

STOCK OWNERSHIP

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of February 16, 2010, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
Common Stock	FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	13,694,648	(1)	15.0%

	BlackRock, Inc. 40 East 52 nd Street New York, New York 10022	5,078,035	(2)	5.56%

*	Calculated based upon 91,314,008 shares of Common Stock outstanding.
1	Based solely on the information contained in the Amendment to Schedule 13G filed jointly by FMR LLC and Edward C. Johnson 3[d] with the SEC on February 16, 2010.
2	Based solely on the information contained in the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of January 1, 2010, the beneficial ownership of Common Stock by each director of the Company, the executive officers named in the Summary Compensation Table on page 34, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power(1)	Albemarle Savings Plan Holdings	Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class*
J. Alfred Broaddus, Jr.	3,225	—	—	3,225	(2)	*
Richard J. Diemer, Jr.	190,000	1,648	76,871	268,519		*
R. William Ide III	6,100	—	—	6,100	(3)	*
Luther C. Kissam IV	144,986	2,726	—	147,712		*
Richard L. Morrill	13,476	—	1,000	14,476	(4)	*
John J. Nicols	30,820	17,227	—	48,047		*
Jim W. Nokes	3,000	—	—	3,000	(5)	*
Barry W. Perry	—	—	—	—		*
Mark C. Rohr	604,720	6,711	—	611,431		*
John Sherman, Jr.	15,250	—	—	15,250	(6)	*
John M. Steitz	152,506	15,325	—	167,831		*
Charles E. Stewart	26,225	—	—	26,225	(7)	*
Harriett Tee Taggart	4,625	—	—	4,625	(8)	*
Anne Marie Whittemore	16,080	—	700	16,780	(9)	*
Directors and executive officers as a group (14 persons)	1,211,013	43,637	78,571	1,333,221		1.46%

*	Except as indicated, each person owns less than 1% of Common Stock. Calculated based upon 91,314,008 shares of Common Stock outstanding as of February 16, 2010.
1	The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of February 16, 2010: Mr. Diemer: 116,667 shares; Mr. Kissam: 16,667 shares; Mr. Rohr: 350,000 shares; and Mr. Steitz: 16,667 shares.
2	Mr. Broaddus has elected to defer all or a part of his retainer fees and/or committee or chair fees and/or stock compensation into a deferred stock account under the Deferred Compensation Plan. Additionally, Mr. Broaddus has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Broaddus had accumulated 10,794 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
3	Mr. Ide has elected to defer all or a part of his retainer fees and/or committee or chair fees and/or stock compensation into a deferred stock account under the Deferred Compensation Plan. Additionally, Mr. Ide has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Ide had accumulated 13,505 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
4	Mr. Morrill has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Morrill had accumulated 708 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
5	Mr. Nokes has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Nokes had accumulated 708 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.

6	Mr. Sherman has elected to defer all or a part of his retainer fees and/or committee or chair fees and/or stock compensation into a deferred stock account under the Deferred Compensation Plan. Additionally, Mr. Sherman has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Sherman had accumulated 9,817 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
7	Mr. Stewart has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Mr. Stewart had accumulated 708 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
8	Ms. Taggart has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Ms. Taggart had accumulated 708 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.
9	Ms. Whittemore has elected to defer all or a part of her stock compensation into a deferred stock account under the Deferred Compensation Plan. Additionally, Ms. Whittemore has been issued, pursuant to the First Amendment of the Deferred Compensation Plan, 700 phantom shares. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2009, Ms. Whittemore had accumulated 2,732 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 17.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation for our named executive officers.

What are our compensation principles?

The Executive Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for our Chief Executive Officer and our other named executive officers. Our overarching goal is to create executive compensation plans linked to the creation of sustained shareholder value. To accomplish this, our plans are designed to:

Support our business strategy – We align our programs with business strategies focused on long-term growth and sustained shareholder value. Our plans motivate our executives to overcome challenges and exceed our company goals.

Pay for Performance – We place a large portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals. We pay higher compensation when goals are exceeded and lower compensation when goals are not met; and

Pay Competitively – We set target compensation to be competitive with peer companies of similar size, value and complexity. We set “stretch” objectives that if achieved place us in the top quartile of industry performance.

What are our compensation objectives?

In designing our compensation plans, our objectives are to:

•	Drive superior business and financial performance – we build programs that inspire our executives to achieve or exceed goals.

•	Attract, retain and motivate the right people in the right job – we reward our executives that perform at a high level.

•	Align our executives with shareholders’ long-term interests by building significant ownership of company stock into our pay programs.

•	Focus on the long-term – Our long-term incentive compensation plan is that – focused on long-term results.

•	Create balanced program elements that discourage excessive risk taking.

Who are our named executive officers?

The Company’s named executive officers for 2009 were:

Name	Title
Mark C. Rohr	Chairman of the Board, President and Chief Executive Officer
John M. Steitz	Executive Vice President and Chief Operating Officer
Luther C. Kissam IV	Executive Vice President, Manufacturing, Law and Secretary
Richard J. Diemer, Jr.	Senior Vice President and Chief Financial Officer
John J. Nicols	Vice President, Catalysts

What are the components of our executive compensation program?

We provide our named executive officers with the following components of compensation:

Annual	Long-Term	Benefits	Post-termination Benefits
Annual Base Salary and Annual Cash Incentive Awards	Combination of performance stock units and stock options. Equity grants for retention of critical executive talent – typically restricted stock or restricted stock units	Various executive benefits, including retirement benefits	Severance and Change in Control Benefits

There are no material differences in compensation policies for individual named executive officers, other than retirement benefits for employees hired after April 1, 2004 who participate in our defined contribution plan rather than the defined benefit pension plan. In establishing the compensation opportunity for our named executive officers, the Committee carefully considers their roles and responsibilities relative to the Peer Group, as well as their performance and contribution to the long-term creation of shareholder value.

The Committee annually reviews all elements of compensation, including the levels of individual components and the overall compensation component mix. The Committee generally manages individual components of compensation and target total compensation relative to the median of the competitive data. However, as described below, the Committee considers many other factors, including the responsibilities, performance, contributions and service of the named executive officer, including compensation in relation to other employees. The Committee also takes into consideration individual and overall Company operating performance to ensure executive compensation reflects future potential as well as past performance. In addition, the Committee attempts to adequately differentiate between employees, based on the scope and complexity of the employee’s job position, market comparisons, contribution to the overall success of the Company, individual performance and experience, and our ability to pay. As a result, we do not set total direct compensation or the component parts at levels to achieve a mathematically precise market position.

How do we assure that our compensation program keeps our named executive officers focused on long-term success?

We assure that our compensation programs keep our named executive officers focused on the long-term success of our company by making a substantial portion of their long-term pay at-risk based upon the achievement of specific performance measures, by requiring our named executive officers to hold a material amount of company stock through our ownership guidelines detailed below, and by granting stock-based awards with vesting periods several years after the grant date.

Performance Based Compensation at-Risk

A substantial portion of each named executive officer’s compensation is based upon performance-based incentives. We place at risk a significant portion of total direct compensation by requiring achievement of performance goals as a condition to earning annual cash incentive awards and long-term equity incentive awards. The at-risk portion of total direct compensation provides increased pay for higher levels of corporate performance.

Ownership and Holding Requirements Focus on Long-Term Success

To further align the interests of members of management with our shareholders, the Company has stock ownership guidelines that require the accumulation and retention of our Common Stock. In early 2010, our Committee re-evaluated our holding requirements and set a fixed number of shares to be held by our named executive officers and other officers. Officers are given five years to meet their holding requirements. The Committee reviews the holdings of our named executive officers annually, and as of February 15, 2010, they each exceeded these requirements. Based on a review of the ownership guidelines, our ownership guidelines are higher than the median of the Peer Group. The following table provides the number of shares of Common Stock that each of our named executive officers must own:

Name	Shares
Mark C. Rohr	150,000
John M. Steitz	75,000
Luther C. Kissam IV	75,000
Richard J. Diemer, Jr.	75,000
John J. Nicols	35,000

In addition, to further align our executives with the interests of our shareholders, our Trading in Company Stock policy provides for purchases and sales of our stock by named executive officers only during the 45 day period beginning on the third day following an earnings announcement, or in accordance with previously existing Rule 10b5-1 trading plans that meet the SEC requirements. None of our named executive officers currently have such a plan.

Last, our long-term performance unit awards have historically had a two-year performance period and a two-year vesting period. Restricted shares or restricted share units typically have a minimum vesting period of three years. In 2009, the Company granted both stock options and restricted stock units to the named executive officers. These awards reinforce the focus on the long-term success of the Company by tying their personal success to that of other shareholders.

How is Competitiveness Established?

The Committee structures executive compensation so that total targeted annual cash and long term compensation opportunities are competitive with comparable positions at companies considered our peers (“Peer Group”). We intend that the levels of compensation for our named executive officers will be competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus. We believe this allows us to successfully attract and retain the high quality executive talent critical to our long-term success. The Committee reviews two sources of data – Peer Group and nationally recognized surveys of companies of similar size and industry.

In setting 2009 salaries, incentive opportunities and total compensation, the Committee considered levels of compensation paid by the following group of chemical companies, which we refer to as the 2008 Peer Group:

Chemtura Corporation Cytec Industries Inc. Eastman Chemical Company Ecolab Inc. Ferro Corporation	FMC Corporation W.R. Grace & Co. Hercules Incorporated International Flavors & Fragrances Inc.	The Lubrizol Corporation Olin Corporation Praxair, Inc. Rohm and Haas Company Sigma-Aldrich Corporation

The Committee, with input from management and the Committee’s outside independent compensation consultant, annually reviews the companies included in the Peer Group and may add or eliminate companies as determined appropriate based on these factors.

In July 2009, the Committee expanded the Peer Group to include the companies composing the Dow Jones Chemical Index (the “Index”) as the appropriate Peer Group for consideration of 2010 salaries, incentive opportunities and total compensation.

A. Schulman Inc.

Air Products & Chemicals, Inc.

Airgas, Inc.

Ashland Inc.

Avery Dennison Corporation

Cabot Corporation

Calgon Carbon Corporation

Celanese Corporation

CF Industries Holdings, Inc.

Chemtura Corporation

Cytec Industries Inc.

The Dow Chemical Company

Eastman Chemical Company

Ecolab Inc.

E.I. DuPont de Nemours and Company

FMC Corporation

H. B. Fuller Company

Huntsman Corporation

International Flavors &
Fragrances Inc.

The Lubrizol Corporation

Minerals Technologies Inc.

The Mosaic Company

Olin Corporation

OM Group, Inc.

PPG Industries, Inc.

Praxair, Inc.

Rockwood Holdings, Inc.

RPM International Inc.

Sensient Technologies Corporation

Sigma-Aldrich Corporation

Terra Industries Inc.

Tredegar Corporation

The Valspar Corporation

W.R. Grace & Co.

Zep Inc.

The Committee believes that the Index will provide a more relevant market source for comparative data on executive talent, will eliminate subjective peer selection and produces a group large enough to supply reliable data regarding market values and practices. Median total compensation for the Index was not materially different from the 2008 Peer Group companies included in the Index.

When considering what is competitive for the Company, the Committee generally considers the median of data from the Peer Group in addition to survey information from nationally recognized compensation surveys.

How is compensation established for our named executive officers?

The Committee does not rely exclusively on the Peer Group data or survey data in establishing target levels of compensation. The Committee does not have a rigid or formulaic process (e.g. by assigning specific weights or values to each member of the Peer Group) to set pay levels, but utilizes the Peer Group data and survey data as one of many tools to assist the Committee. Survey information provided by our Consultant helps the Committee to confirm the validity and provide broader context to the data, as well as provide data for positions where Peer Group data is not available from public filings with the SEC. In setting compensation levels, the Committee considers the following factors:

•	the competitive data (Peer Group and survey data), focusing on the median of the data as a starting point;

•	each executive’s performance;

•	each executive’s scope of responsibility and impact on the Company’s performance and contribution to our long-term success;

•	internal equity – an executive’s compensation levels relative to his or her peers, direct reports and supervisors;

•	the Chief Executive Officer’s recommendations for his direct reports; and

•	the Director views on individual contribution based upon routine interaction with the named executive officers on corporate matters.

The Committee incorporates flexibility into its compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We believe this approach permits us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our named executive officers’ engagement, focus, motivation and enthusiasm for our future.

Each of our named executive officers’ performance is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the Committee and the Board of Directors. For 2009, the Committee believed fixed salary and benefits when added to the potential variability of the annual and long-term incentive provided an appropriate mix of financial security, risk and reward.

Annual Compensation: Base Salaries

Base salary provides our named executive officers with a basic level of financial security and promotes the Committee’s objectives by attracting and retaining top talent. Base salary increases for our Chief Executive Officer are determined by the Committee and approved by the Board of Directors. Base salary increases for our other named executive officers are recommended by our Chief Executive Officer and subject to review and approval by the Committee. Due to deteriorating economic conditions at the end of 2008, there were no increases to base salaries for the named executive officers in 2009.

Executive Officer	2008 Base Salary	Increase	2009 Base Salary
Mark C. Rohr Chairman, President and Chief Executive Officer	$900,000	$0	$900,000
John M. Steitz Executive Vice President and Chief Operating Officer	$500,040	$0	$500,040
Luther C. Kissam IV Executive Vice President, Manufacturing, Law and Secretary	$400,020	$0	$400,020
Richard J. Diemer, Jr. Senior Vice President and Chief Financial Officer	$420,000	$0	$420,000
John J. Nicols Vice President, Catalysts	$340,020	$0	$340,020

Some of our named executive officers remain below the median of the Peer Group. The Committee will continue to act to adjust the salaries of the named executive officers if their positions relative to the competitive market remain below the median and their performance remains outstanding. The Committee is satisfied that each named executive officer’s salary is reasonable and appropriate based on each executive’s responsibilities and performance. The Committee intends to review and approve salary increases for our named executive officers in March 2010. However, at the time of filing this Proxy Statement, such approvals were not complete.

Annual Compensation: Annual Cash Incentive Award Plan

The purpose of the annual cash incentive award plan is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. Each year, management proposes and the Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Directors. By using goals and objectives thoroughly reviewed by the Board of Directors, the Committee rewards participants for achieving performance levels that management has identified and the Board of Directors has agreed are critical to creating and sustaining long-term shareholder value.

We believe these annual cash incentive awards provide our named executive officers with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and to further align the financial interests of our named executive officers with those of our shareholders. The selected performance criteria include Company-wide performance goals, and for certain participants, including our named executive officers, specific performance goals related to their job function. Key features of the annual cash incentive award plan include the following:

•	a primary emphasis on sustained Company-wide financial growth as measured by such metrics as net income before special items and working capital efficiency;

•	a quantitative and qualitative assessment of our strategic achievements in areas of stewardship, (safety, governance, environmental responsibility and green innovation);

•	a structured approach to determine awards by measuring against pre-established metrics; and

•	the recognition of individual leadership achievements and contributions of participants by making the award subject to a personal modifier.

The Committee, in conjunction with the Chief Executive Officer, reviews annual cash incentive awards. Annual cash incentive awards are based on an evaluation of the performance, level of responsibility and leadership of the named executive officer in relation to overall corporate results.

The 2008 Incentive Plan was amended in 2009 to comply with Code Section 162(m) and thereby allow for the full tax deduction for the annual incentive payment. This plan defines a maximum amount for the awards that can be allocated each year to the Chief Executive Officer and to the other named executive officers. In 2009, if EBITDA excluding special items exceeds 5% of Net Sales, the awards are initially determined at maximum. The annual incentive awards actually paid to the named executive officers are then adjusted to a level below the plan maximum. The Committee bases the annual incentive awards for named executive officers on performance measures allowed by the 2008 Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals.

For 2009, the Committee established the following mix of company performance measures for the Annual Incentive Plan:

Goal and/or Objective	Weight
Increase in Annual Net Income Before Special Items	60%
Reduction in Working Capital	30%
Stewardship	10%
Total	100%

The targets for each criterion are set by the Committee, taking into consideration our expected performance based upon our business plan and recommendations from management. The following table summarizes the threshold, target and superior levels for the annual net income before special items and reduction in working capital metrics for 2009. Net income before special items is defined as net income after tax excluding special items, if any, as reported in our financial statements included in our Annual Report on Form 10-K. The working capital metric represents the reduction in net working capital since December 31, 2008. Awards for performance between the identified points are interpolated.

	Threshold Level	Target Level	Superior Level	2009 Results
Annual net income before special items	$210 MM	$225 MM	$240 MM	$194.1 MM
Reduction in net working capital	$66 MM	$100 MM	$200 MM	$135.8 MM

The levels for sustainability (safety, governance, environmental responsibility and green innovation) metrics were determined by the Committee’s assessment of the level of achievement of 10 different objectives for each metric, with each objective weighted evenly. We believe financial measures are important but not sufficient to fully assess Company-wide performance. Safety, governance, environmental responsibility and green innovation performance objectives are key measures to assess company performance.

Why did the Committee choose these performance metrics?

The Committee chose these performance targets to align the annual incentive plan with the Company’s 2009 goals and objectives as established by management and the Board of Directors. The

Committee chose the relative weights of the performance measures based on the Committee’s desire to emphasize financial results (an increase in net income before special items and a reduction in net working capital) while maintaining a focus on non-financial initiatives.

We believe an increase in annual net income before special items and reduction in net working capital are appropriate and effective measures of annual Company-wide performance. The threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the annual cash incentive components are met. For example, the Committee may take into account effects of items that were not foreseen or contemplated when the performance goals were set, such as mergers, corporate restructurings, stock splits, or other exceptional, one-time or non-recurring events by backing out the impact of such events on the performance goals being measured.

The Committee retains the right to exercise discretion to reduce an incentive payout to ensure that payouts from the plan produce their desired result. The use of discretion was especially important at the time the performance measures were established. At the end of 2008 and beginning of 2009, due to the level of uncertainty in the overall economy, our confidence in financial performance projections was low. The Committee discussed the possibility that for 2009, discretion may need to be exercised.

How much can the named executive officers earn?

Our named executive officers may earn 60% (Diemer and Nicols), 70% (Steitz and Kissam), or 100% for the Chief Executive Officer, of their base salary for achieving target performance levels under the Annual Incentive Plan company-wide metrics. For superior corporate performance, up to two times target may be earned. In addition, based on specific individual performance goals, an additional amount may be earned up to the set maximum potential bonus.

Maximum potential bonuses for 2009 are set forth below:

Mark C. Rohr	$2,700,000
John M. Steitz	$1,050,000
Luther C. Kissam IV	$840,000
Richard J. Diemer, Jr	$756,000
John J. Nicols	$612,000

The Committee generally sets the annual cash incentive award opportunity for each of our named executive officers near the median of data from the Peer Group and survey information. The Committee believes these amounts are competitive and provide an appropriate level of opportunity and reward. The Committee also believes that payout at maximum requires achievement of stretch corporate and individual goals which will rarely occur.

What are the Individual Performance Modifiers?

At the beginning of 2009, individual objectives were set for each of the named executive officers. Individual performance is evaluated after the end of the year by comparing actual performance to the pre-established leadership objectives. The Compensation Committee assesses the performance of the Chief Executive Officer, and the Chief Executive Officer conducts a similar assessment for the other named executive officers that is presented and reviewed by the Committee.

Key performance goals include leadership objectives and strategic results-oriented business objectives. At the end of each fiscal year, each participant is given an individual assessment and a determination is then made as to the final bonus amount that takes into account both the company-wide successes and individual successes.

How did we perform against our Annual Incentive Plan Metrics?

	2009 Results	Achievement Against Target
Annual net income before special items	$194.1 MM	0%
Reduction in net working capital	$135.8MM	136%
Stewardship	7 at superior, 3 at target	170%
Overall Achievement	58%

Net Income: The Committee determined the Company did not achieve threshold level of performance for the net income measure.

Reduction in Net Working Capital: The Committee determined the Company achieved a reduction in net working capital of $135.8MM, which is 136% of target.

Stewardship: The Committee determined that the Company achieved 170% of target level for performance on safety, governance, environmental responsibility and green innovation measures.

How did our named executives perform against their individual goals and what did they earn in 2009 under the Annual Incentive Plan?

The Committee considered the very difficult operating environment due to poor economic conditions in 2009. Our executives individually and as a group navigated our Company through this difficult economy, ended the year strongly and put us in a position to thrive in 2010. The Committee determined that each of the named executive officers achieved substantial progress in their individual performance goals. In addition, the potential bonus awards were funded at maximum due to the Company reaching its 162(m) trigger. The Committee then evaluated the Company’s performance achievements (AIP at 58%) and each executive’s individual performance as evaluated against their leadership goals established at the beginning of the year to determine the final bonus amount for each named executive officer.

Mark C. Rohr:

The Committee awarded Mr. Rohr a bonus of $900,000 based on the Company’s performance in the achievement of its Annual Incentive Plan metrics ($522,000) and his exceptional performance against his individual goals ($378,000). Mr. Rohr successfully led the Company through a difficult operating environment, finishing the year with three consecutive quarters of improved sales volumes. With a keen focus on cash generation, the Company ended 2009 with a strong balance sheet, including over $300 million in cash and equivalents and a reduction of net debt of over $170 million. He was a key force in executing the Company’s stewardship goals, leading the Company as it achieved the best safety performance in the Company’s history and implementing a new green chemistry initiative for the Company’s polymer solutions business. Mr. Rohr also had a successful year developing and retaining leaders throughout the company and assisted the Nominating and Governance Committee in identifying potential members of the Board of Directors.

John M. Steitz:

The Committee awarded Mr. Steitz a bonus of $350,000 based on the Company’s performance under the Annual Incentive Plan metrics ($203,016) and his strong performance against his individual goals ($146,984). Under Mr. Steitz’s leadership, the Company developed an increased focus on cash management and a new business analysis system. He led efforts to reorganize our Polymer Solutions segment with a focus on green chemistry initiatives, including the launch of our Earthwise™ branding strategy. He reorganized Catalysts leadership to position the Company well for long-term strategic growth. Mr. Steitz was also responsible for efforts to redirect business strategies to address global shifts in business fundamentals.

Luther C. Kissam IV:

The Committee awarded Mr. Kissam a bonus of $280,000 based on the Company’s performance under the Annual Incentive Plan metrics ($162,408) and Mr. Kissam’s strong performance against his individual goals ($117,592). Mr. Kissam led the organization to achieve the best safety performance in our Company’s history. He drove a make to order model and inventory reduction in manufacturing and coordinated company-wide efforts to implement productivity improvement initiatives targeting savings of $160 million through 2010. This included the formation of a global shares services center in Budapest, Hungary. He implemented a global system to develop and deploy succession candidates leading to successful placements in manufacturing sites in the U.S., the Middle East and China.

Richard J. Diemer, Jr.:

The Committee awarded Mr. Diemer a bonus of $225,000 based on the Company’s performance under the Annual Incentive Plan metrics ($146,160) and his strong performance against his individual goals ($78,840). Under his leadership, Mr. Diemer guided the Company through the financial crisis that affected the capital markets. He led Company-wide improved focus and sustainable process improvements to retain our low cost bank revolver debt, accelerate cash generation, and drive other working capital reduction efforts. Mr. Diemer was heavily involved in the creation of a global project to improve processes and reduce transaction costs. He has maintained a close watch over our enterprise risk management processes, creating a top-tier process to evaluate and manage our key risks. He also streamlined the structure of the finance organization.

John J. Nicols:

The Committee awarded Mr. Nicols a bonus of $180,000 based on the Company’s performance under the Annual Incentive Plan metrics ($118,327) and his strong performance against his individual goals ($61,673). During the year, Mr. Nicols successfully navigated the organization through a challenging catalyst business environment and a dramatic downturn in the refinery industry. A major reorganization of the catalyst leadership team was accomplished capitalizing on individual development and succession planning efforts. He set in motion strategies to expand the catalyst business by leveraging industry perspectives to identify product portfolio solutions based on market trends. He completed a JV agreement paving the way for catalyst production in the Middle East. He continues to focus on step-out applications for alternative fuel technologies. He also effectively managed important relationships with JV partners.

The Long-Term Incentive Plan

We believe it is important to provide our named executive officers with a long-term incentive to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of our named executive officers with those of our shareholders by exposing the executive to stock price changes during the performance and vesting periods. Since 2004, the Committee has granted performance unit awards every other year with a two-year performance period. Performance unit awards are both “performance based” and “time based.” In order for the award to be earned, the Company must achieve certain financial performance during the performance period. Half of the amount earned vests at the end of the performance period, the other half vests a year later. Upon vesting, awards are paid in stock, net of share withholding for taxes.

The Committee generally considers the median of data from the Peer Group and survey information when setting the long-term incentive opportunity. The Committee believes these amounts are competitive and provide an appropriate level of opportunity and reward.

Our 2008 Long Term Incentive Plan included performance goals over two calendar years and was based on a compound growth rate for annual net income before special items. The Company did not meet the net income metrics contained in our 2008-2009 long term incentive program and therefore the 2008-2009 program expired with no payments made to participants.

The market outlook facing the Company in late 2008 into 2009 heightened the importance of management capabilities in the face of declining incentive value of our incentive compensation plans. The Committee began monitoring the situation in early 2009. Management recommended and the Committee approved a grant of stock options to all long-term incentive eligible employees including our named executive officers, who also received a grant of restricted stock units.

Names	2009 Options	2009 Restricted Stock Units
Mark C. Rohr	200,000	25,000
John M. Steitz	100,000	12,000
Luther C. Kissam IV	100,000	12,000
Richard J. Diemer, Jr.	70,000	6,000
John J. Nicols	60,000	6,000

The Committee considered this approach to be the right balance of incentives to appropriately retain and motivate our best executives to maximize their performance over the long term.

In September 2009, the Committee and management met during an Executive Compensation Committee Retreat to analyze the success of the 2004 and 2006 long-term incentive plan designs, to review the short-comings of the 2008 long-term incentive plan design and to discuss a variety of potential changes including annual grants and different performance periods for future performance based plans. In general, there was agreement that future LTIP awards should be based on a combination of both retention-based awards and performance-based awards. Retention-based awards could include either restricted stock units, restricted shares or performance units with a low trigger amount that allows a certain percentage to vest at lower levels of performance. Performance-based awards include performance stock units or stock options. While the mix of the above may vary from one plan year to another, it was agreed that future plans will use a blend of vehicles. The performance measurement period will be two years, and the grant cycle for future awards will be annual.

The Committee expects to deliver its next long-term incentive award to our named executive officers in March 2010.

Restricted Stock Grants

There were no restricted stock awards granted in 2009 by the Company. Restricted stock units were awarded as described above.

Benefits

The Company provides named executive officers with the same benefits provided other Albemarle employees including:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in Albemarle’s Savings Plan (401(k) plan), including Company matching;

•	Participation for those executives hired prior to 2004 in our Pension Plan; and

•	Matching charitable contributions.

Executive Deferred Compensation Plan (EDCP). We maintain a deferred compensation plan that covers executives who are limited in how much they can contribute to tax qualified deferred compensation plans. We maintain this plan because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of each cash incentive award. We also provide for employer contributions in the EDCP to provide executives with the benefits that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan.

Defined Benefit Plan. Until April 1, 2004, we maintained a traditional defined benefit pension plan. In 2004, we implemented a new defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004 and limited participation in the defined benefit pension plan to then current participants. Each of our named executive officers, except Mr. Diemer who joined the

Company in 2005, participates in the defined benefit pension plan. We maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (a) the benefits they would actually accrue under the qualified defined benefit plan but for the maximum benefit limitations under the Internal Revenue Code, and (b) the statutory limitation of the Internal Revenue Code on compensation that may be recognized under the qualified plan. Certain provisions of the SERP also permit the Committee to award key executives additional pension credits related to offset reduction in defined benefit pension as a mid-career hire. This provision was also limited to then current participants in 2004 concurrent with the defined benefit plan changes.

Perquisites. In general, we do not provide our executives with many of the types of perquisites that other companies may offer their executives, such as personal use of the corporate aircraft or vehicle allowances. For business purposes, it may be appropriate for senior management to belong to a golf or social club so that the executives have an avenue to entertain customers, and to interact with members of their communities. In such cases, the Committee approves each executive’s eligibility for reimbursement of fees.

Post Termination Payments

Severance Benefit and Change in Control Benefits. We believe that we should provide reasonable severance benefits in the event an executive’s position is eliminated. Severance benefits for executive officers reflect the fact that it may be difficult to find comparable employment within a short period of time. In addition, our senior management and key employees have built our Company into the successful enterprise that it is today, and we believe it is important to provide reasonable protection for them in the event of a change in control and potential loss of employment. It is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned by virtue of this protection. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event we are acquired. We believe relative to the overall value of any potential transaction, these potential post-termination changes in control benefits are reasonable.

Pursuant to the philosophy above, the Company maintains a plan to provide severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by the Company without cause following a change in control.

In addition, the Committee maintains additional severance compensation agreements with Messrs. Rohr, Steitz, Kissam, Diemer, and Nicols. These agreements provide severance payments in the event of involuntary terminations after a change in control, which are not covered by the above severance plan.

The Committee annually reviews the post-employment compensation arrangements. The Committee has determined that both the terms and the payout levels are appropriate to accomplish the stated objective of each arrangement. The Committee considers each of the arrangements described above as part of the analysis it conducted regarding all elements of compensation for each of our named executive officers and determined the reasonableness of each individual element of compensation (including post-employment compensation arrangements) and of the named executive officers’ compensation package as a whole. The Committee also considered the non-competition agreement that the Company would receive from the named executive officer in exchange for any post-employment termination benefits. The Committee believes that these arrangements are generally consistent with those arrangements being offered by the Peer Group and other companies of similar size and complexity. As a result, the Committee believes that the payout amounts under each arrangement are necessary to remain competitive in attracting and retaining executive talent and are reasonable compared to the benefits they provide to us.

As part of its analysis, the Committee annually projects potential severance payments including a tax gross up. The current arrangements provide a tax gross up in the event an excise tax is imposed on change in control payments. We currently cap gross up payments to $5 million for the Chief Executive Officer and $3 million for any other executive. When establishing the mix, levels and design of the various components of compensation, the Committee considers their impact on the potential for a tax gross up with the intent of reducing any potential gross up.

For additional information with respect to these arrangements, please see “Compensation of Executive Officers — Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control” beginning on page 42.

Additional Information

We believe this additional information may assist you in better understanding our compensation practices and principles.

Role of the Committee and the Chief Executive Officer

The Committee, consisting entirely of independent directors, is responsible for executive compensation. As part of the compensation setting process each year, the Committee meets periodically with the Chief Executive Officer and the Vice President – Human Resources to review an extensive list of corporate performance goals and receives comments from members of the Board of Directors. The Chief Executive Officer recommends to the Committee the compensation amounts for each of our named executive officers, other than himself. The Committee has retained an independent compensation consultant (“Consultant”) to advise on best practices and market developments. The Chief Executive Officer, the Vice President – Human Resources and counsel may attend Committee meetings and make recommendations regarding plan design and levels of compensation. However, only Committee members make decisions regarding executive compensation.

While the Committee will ask for advice and recommendations from management and the Consultant, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer salaries;

•

Reviews financial and operational goals, performance measures and action plans for each of our business segments. These goals and objectives are reviewed and are subject to approval by the entire Board of Directors;

•	Establishes specific goals, objectives and potential rewards for the annual and long-term incentive plans;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation (including the use of tally sheets) to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

Role of Compensation Consultant

Pearl Meyer & Partners served as the Consultant to the Committee in 2009. The Committee utilizes the Consultant to provide independent advice and counsel. The Consultant gathers and analyzes data, advises the Committee on compensation standards and trends, and assists in the development and implementation of policies and programs. The Committee selects, approves and evaluates the Consultant’s work in relation to all executive compensation matters. The Committee considers the Consultant to be independent from our management pursuant to SEC standards.

The Committee meets with the Consultant without management present as a regular part of each Committee meeting. The Consultant periodically meets with management, participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee and provides to the Committee additional data on market trends, and compensation design, and assesses recommendations for base salary and annual incentive awards for our named executive officers. The Consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee, but this has not occurred. All work completed by the Consultant, whether for the Committee or management, is subject to the approval of the Committee. The Committee does not delegate authority to the Consultant or to other parties.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interests and that of our shareholders to provide compensation that is deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deducible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Clawbacks

The 2008 Incentive Plan contains a forfeiture and recoupment policy provision for cash and equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events, such as termination of employment for cause, violation of company policies, breach of noncompetition or confidentiality, or other conduct by an employee that is detrimental to the business or reputation of the Company.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommends to the Board of Directors that it be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Anne Marie Whittemore, Chairman
R. William Ide III
Richard L. Morrill
J. W. Nokes
John Sherman, Jr.
Charles E. Stewart

March 4, 2010

COMPENSATION OF EXECUTIVE OFFICERS

Total Compensation of Our Named Executive Officers

The following table presents information relating to total compensation of our Chairman, President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our three other highest paid executive officers (the “named executive officers”) for the fiscal years ended December 31, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Mark C. Rohr Chairman, President and Chief Executive Officer	2009	$900,000	$ —	$ 524,500		$1,338,000	$900,000	$2,483,457	$ 77,732	$6,223,689
	2008	900,000	—	3,910,340	(3)	—	720,000	1,885,770	83,297	7,499,407
	2007	900,000	7,200	2,147,500		—	992,800	1,833,489	60,962	5,941,951

John M. Steitz Executive Vice President and Chief Operating Officer	2009	$500,040	$ —	$ 251,760		$ 669,000	$350,000	$ 913,572	$ 62,890	$2,747,262
	2008	500,040	—	1,843,870	(3)	—	280,000	542,478	58,479	3,224,867
	2007	425,040	68,400	2,147,500		—	351,600	460,520	46,523	3,499,583

Luther C. Kissam IV Executive Vice President, Manufacturing, Law and Secretary	2009	$400,020	$—	$ 251,760		$ 669,000	$280,000	$ 428,479	$ 49,835	$2,079,094
	2008	400,020	—	1,580,460	(3)	—	225,000	216,805	286,340	2,708,625
	2007	350,040	55,400	2,147,500		—	289,600	171,752	35,648	3,049,940

Richard J. Diemer, Jr. Senior Vice President & Chief Financial Officer	2009	$420,000	$ —	$ 125,880		$ 468,300	$225,000	$ —	$102,246	$1,341,426
	2008	420,000	—	1,317,050	(3)	—	205,000	—	105,796	2,047,846
	2007	400,020	130,000	2,147,500		—	330,000	—	311,612	3,319,132

John J. Nicols Vice President, Catalysts	2009	$340,020	$ —	$ 125,880		$ 401,400	$180,000	$ 287,986	$ 28,950	$1,364,236
	2008	340,020	—	790,230	(3)	—	165,000	102,503	25,702	1,423,455

1	Salary amounts include cash compensation earned by each named executive officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2009, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” beginning on page 41.
2	The amount represents the aggregate grant date fair value of stock or option award(s) recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. For assumptions for 2009 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. For assumptions for 2008 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and for assumptions for 2007 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Information on individual equity awards granted to each of the named executive officers in fiscal year 2009 is set forth in the section entitled “Grants of Plan-Based Awards” on page 37.
3	Amounts for fiscal year 2008 include performance unit awards calculated at 71% of target level that did not meet performance criteria and were not earned or paid. If these 2008 performance unit awards paid at maximum (150% of target) the aggregate grant fair value for each of the named executive officers would have been: Mr. Rohr: $7,791,000; Mr. Steitz: $3,895,500; Mr. Kissam: $3,339,000; Mr. Diemer: $2,782,500; and Mr. Nicols: $1,669,500. With the exception of a February 2008 restricted stock award granted to Mr. Rohr of 6,000 shares (with a grant date fair value of $222,600 assuming a price per share of $37.10, which represents the closing price of our Common Stock on the date of grant), none of the amounts reported in the Stock Awards column for 2008 were earned by any of the named executive officers.

4	Includes the actuarial increases in the present values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 17 to our Consolidated Financial Statements beginning on page 72 of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this Proxy Statement.
5	All other compensation amounts include:

Name	Year	Company Contributions to Albemarle Savings Plan	Company Contributions to Defined Contribution Retirement Benefit Plan	Company Contributions to Nonqualified Deferred Compensation Plan	Dividends Paid on Restricted Stock	Country Club Dues	Executive Physical Exam	Executive Supplemental LTD	Other		Total
Mark C. Rohr	2009	$12,250	$—	$32,750	$26,970	$—	$3,300	$2,462	$—		$77,732
	2008	11,500	—	40,625	25,410	—	3,300	2,462	—		83,297
	2007	11,250	—	33,750	10,500	—	3,000	2,462	—		60,962

John M. Steitz	2009	$12,250	$—	$14,419	$24,750	$6,883	$2,621	$1,967	$—		$62,890
	2008	11,500	—	15,169	23,250	6,593	—	1,967	—		58,479
	2007	11,250	—	10,002	10,500	6,428	2,250	1,967	4,126	(a)	46,523

Luther C. Kissam IV	2009	$12,250	$—	$7,751	$24,750	$—	$3,300	$1,784	$—		$49,835
	2008	11,500	—	8,501	23,250	1,817	3,000	1,784	236,488	(b)	286,340
	2007	11,250	—	6,252	14,550	3,447	—	149	—		35,648

Richard J. Diemer, Jr.	2009	$12,250	$11,375	$28,625	$44,550	$—	$3,300	$2,146	$—		$102,246
	2008	11,500	11,375	35,625	41,850	—	3,300	2,146	—		105,796
	2007	6,609	10,776	34,227	26,700	—	3,000	2,146	228,154	(c)	311,612

John J. Nicols	2009	$12,250	$—	$5,764	$—	$6,835	$2,654	$1,447	$—		$28,950
	2008	11,500	—	6,068	—	6,687	—	1,447	—		25,702

a	Includes $4,126 for spouse travel on a business trip, which includes $1,702 of tax gross up.
b	Includes $170,984 for taxable relocation expenses relating to relocation of our principal executive offices, new home costs, storage costs, temporary living and relocation lump sum allowances, which includes $12,200 of tax gross up pursuant to the Albemarle relocation policy, $65,504 for non-taxable relocation expenses relating to selling prior residence, moving household goods, and relocation lump sum allowance.
c	Includes accruals in our non-qualified deferred compensation plan for benefits that could not be provided in the Albemarle Savings Plan of $4,641, $48,528 for taxable relocation expenses relating to temporary living and relocation lump sum allowances, which includes $19,842 of tax gross up pursuant to the Albemarle relocation policy, $164,831 for non-taxable relocation expenses relating to selling prior residence, moving household goods, and relocation lump sum allowance, $4,193 for airfare related to commuting expenses, $5,961 for car rental and service related to commuting expenses.

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Executive Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. At the Executive Compensation Committee’s direction, our Vice President – Human Resources and his staff, together with a member of our internal audit team, conducted a risk assessment of our compensation programs. The Executive Compensation Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Executive Compensation Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Executive Compensation Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•

placement of a large portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals have pre-established thoughtful threshold, target and maximum award limits;

•	the Executive Compensation Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•

forfeiture and recoupment policy provisions in the 2008 Incentive Plan for cash and equity awards paid to named executive officers and other recipients in the event there was a restatement of incorrect financial results and upon the occurrence of certain specified events.

Grants of Plan-Based Awards

The 2008 Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. In early 2008, our shareholders approved the 2008 Incentive Plan, which defines the incentive arrangements for eligible participants and:

•

authorizes the granting of annual cash incentive awards, stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2008 Incentive Plan.

With the exception of significant promotions and new hires, generally equity awards are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. The Executive Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. Our last awards made to our named executive officers were made on April 1, 2009, which were stock options and restricted stock units. Both awards vest over a three-year period. These awards were made in anticipation of our 2008 performance units not meeting its metrics. Our last grant of performance unit awards was in February 2008 for the calendar year 2008 and 2009 periods. For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 21.

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Aggregate Fair Value of Stock and Option Awards
		Threshold	Target	Max.
		($)	($)	($)	(#)		(#)		($/Sh)	($)
Mark C. Rohr		$0	$900,000	$2,700,000
	4/1/2009				25,000	(2)				$524,500	(2)
	4/1/2009						200,000	(3)	$22.45	1,338,000	(3)
John M. Steitz		$0	$350,028	$1,050,000
	4/1/2009				12,000	(2)				$251,760	(2)
	4/1/2009						100,000	(3)	$22.45	669,000	(3)
Luther C. Kissam IV		$0	$280,014	$840,000
	4/1/2009				12,000	(2)				$251,760	(2)
	4/1/2009						100,000	(3)	$22.45	669,000	(3)
Richard J. Diemer, Jr.		$0	$252,000	$756,000
	4/1/2009				6,000	(2)				$125,880	(2)
	4/1/2009						70,000	(3)	$22.45	468,300	(3)
John J. Nicols		$0	$204,012	$612,000
	4/1/2009				6,000	(2)				$125,880	(2)
	4/1/2009						60,000	(3)	$22.45	401,400	(3)

1	For additional information with respect to the annual cash incentive award plan, please see “Compensation Discussion and Analysis” beginning on page 21.
2	On April 1, 2009, the Executive Committee approved a grant of 25,000, 12,000, 12,000, 6,000 and 6,000 shares of restricted stock units award to Mr. Rohr, Mr. Steitz, Mr. Kissam, Mr. Diemer and Mr. Nicols, respectively, under the 2008 Incentive Plan. The restricted stock unit grant assumes a price per share of $20.98, which represents the closing price of our Common Stock as of the date of grant that is discounted for non-payment of dividends. The restricted stock unit is payable 100% in our Common Stock on the vesting date, which is the third anniversary of the grant date, April 1, 2012. The restricted stock unit award converts 1 for 1 into shares of our Common Stock upon vesting. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual retires, becomes disabled or dies after the first year of grant date, then the individual will become vested in a pro-rata portion of the award at that time.
3	On April 1, 2009, the Executive Committee approved a grant of 200,000, 100,000, 100,000, 70,000 and 60,000 shares of stock options to Mr. Rohr, Mr. Steitz, Mr. Kissam, Mr. Diemer and Mr. Nicols, respectively, under the 2008 Incentive Plan. Assumes a fair value per share of $6.69 under the Black Scholes fair value model. The option price of each share is $22.45, which represents the closing price of our Common Stock as of the date of the grant. The options will cliff vest on the third anniversary date, April 1, 2012. The expiration date of the option is ten years from date of grant. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual retires, becomes disabled or dies after the first year of grant date, then the individual will become vested in a pro-rata portion of the option at that time.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Rohr	150,000		$11.725	January 30, 2012
	150,000		$12.915	January 29, 2013
		200,000	$22.450	March 31, 2019
					50,000	(2)	$1,818,500	(1)(2)
					4,000	(5)	$145,480	(1)(5)
					25,000	(3)	$909,250	(1)(3)
									0(4)	$0(4)
John M. Steitz		100,000	$22.450	March 31, 2019
					50,000	(2)	$1,818,500	(1)(2)
					12,000	(3)	$436,440	(1)(3)
									0(4)	$0(4)
Luther C. Kissam IV		100,000	$22.450	March 31, 2019
					50,000	(2)	$1,818,500	(1)(2)
					12,000	(3)	$436,440	(1)(3)
									0(4)	$0(4)
Richard J. Diemer, Jr.	100,000		$18.465	August 14, 2015
		70,000	$22.450	March 31, 2019
					40,000	(6)	$1,454,800	(1)(6)
					50,000	(2)	$1,818,500	(1)(2)
					6,000	(3)	$218,220	(1)(3)
									0(4)	$0(4)
John J. Nicols		60,000	$22.450	March 31, 2019
					6,000	(3)	$218,220	(1)(3)
									0(4)	$0(4)

1	Based on the closing price per share of Common Stock on December 31, 2009, which was $36.37.
2	Reflects 50,000 shares of restricted stock granted on April 10, 2007, that vests in three equal increments as of the third, fourth and fifth anniversaries as of the date of grant, April 10, 2010, 2011 and 2012 with the exception of Mr. Rohr whose award vests in full on April 10, 2010. Dividends are paid on these shares of restricted stock.

3	Each of the named executive officers received a restricted stock unit award on April 1, 2009, that vests on the third anniversary date of grant, April 1, 2012. No dividends are paid on these units. The restricted stock unit award converts 1 for 1 into shares of our Common Stock upon vesting.
4	Each of the named executive officers received a performance unit award grant in 2008, which was not earned at the end of the measurement period ending December 31, 2009 because it did not meet certain performance targets. If it had been earned it would have vested 50% in 2010 with the remaining 50% vesting on January 1, 2011. For further information on the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 21.
5	Reflects 4,000 shares remaining to vest from the 6,000 shares of restricted stock granted on February 5, 2008, that vests in three equal increments as of the first, second and third anniversaries as of the date of grant, February 5, 2009, 2010 and 2011. Dividends are paid on these shares of restricted stock.
6	Reflects 40,000 shares of restricted stock granted on August 15, 2005, that cliff vest in full on August 15, 2010. Dividends are paid on these shares of restricted stock.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2009.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Rohr	—	$—	105,000	$2,341,500	(1)
	—	$—	2,000	$46,380	(2)
John M. Steitz	—	$—	52,500	$1,170,750	(1)
Luther C. Kissam IV	—	$—	45,000	$1,003,500	(1)
Richard J. Diemer, Jr.	—	$—	45,000	$1,003,500	(1)
John J. Nicols	—	$—	22,500	$501,750	(1)

1	Represents the second delivery of the performance units granted in 2006 that vested January 1, 2009 pursuant to the Albemarle Corporation 2003 Incentive Plan. The amount shown above reflects the value of the remaining 50% of performance units using a value of $22.30 per share, which is the closing price of our Common Stock on the NYSE on December 31, 2008.
2	Reflects the vesting of 2,000 shares out of the 6,000 shares of restricted stock granted on February 5, 2008, that vests in three equal increments as of the first, second and third anniversaries as of the date of grant, February 5, 2009, 2010 and 2011. The amount shown is using a value of $23.19 per share, which is the closing price of our Common Stock on the NYSE on February 4, 2009.

Retirement Benefits

Pension Benefits Table

In 2004, we implemented a new defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date continue to participate in our defined benefit pension plan. The following table presents information concerning the Albemarle Corporation defined benefit pension plan (“Pension Plan”) and the Albemarle Corporation Supplemental Executive Retirement Plan (“SERP”). The Pension Plan provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Code, they will be paid under the SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(4)	Payments During Last Fiscal Year ($)
Mark C. Rohr	Pension Plan	10.9025	$417,792	$—
	SERP(3)	10.7500	$8,912,416	$—
John M. Steitz	Pension Plan	9.5225	$256,592	$—
	SERP(3)	9.4167	$2,369,337	$—
Luther C. Kissam IV	Pension Plan	6.3325	$123,508	$—
	SERP(3)	6.2500	$861,667	$—
Richard J. Diemer, Jr.	N/A	N/A	N/A	N/A
John J. Nicols	Pension Plan	19.9980	$398,357	$—
	SERP(3)	19.9980	$381,823	$—

1	The differences in service between the qualified pension plan and the SERP are generally due to rounding differences. The qualified plan bases credited service on hours worked during the year, whereas the SERP bases credited service on the completed years and months of employment.
2	For the qualified pension plan, pension earnings are limited by the 401(a)(17) pay limit. A temporary supplemental early retirement allowance of $5 per month per year of service is payable from the Pension Plan for participants who retire at age 60 with at least 15 years of service. The SERP pay for benefits includes 100% of cash incentive bonuses paid during the year.
3	All named individuals, except Mr. Diemer who does not have a SERP, are vested in their SERP benefits.
4	The present value of accumulated benefits including supplements, if any, are based on the benefits payable at age 60, the earliest age at which unreduced benefits are payable. The following assumptions were used to determine the above present values:

•	discount rate of 6.55% and 5.20% as of December 31, 2008 and 2009, respectively;

•	payment form of a life annuity with a 60-month guarantee of payments from the qualified plan, and a lump sum from the SERP;

•	mortality based on the RP2000 combined healthy table with mortality improvements projected to 2013; and

•	no termination, withdrawal, disability or death is assumed before retirement age.

The benefit formula under the pension plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. However, for participants who retire on or after December 31, 2010, final average earnings shall be determined as of December 31, 2010, except that for participants who retire on or after December 31, 2015, final average earnings shall be determined as of December 31, 2012, and for participants who retire on or after December 31, 2020, final average earnings shall be determined as of December 31, 2014. Benefits under the pension plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table (other than short service benefits under the SERP) are not subject to deduction for Social Security or other offset payments.

Supplemental Executive Retirement Plan. We maintain a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the qualified plan but for the maximum benefit limitations and the limitation on compensation pursuant to the Code that may be recognized under the qualified plan and deferrals of their compensation under our Executive Deferred Compensation Plan. These benefits are paid in a lump sum on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us), and (2) the employee’s separation from service (except that for key employees Supplemental Executive as defined under relevant law, not earlier than six months after the employee’s separation from service).

In addition to the retirement benefits provided under our defined benefit pension plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension service benefits equal to 4% per year of the employee’s average pay over his or her last three years of service multiplied by the number of years of service to us up to 15 years, net of certain other benefits received from us (including amounts received under the qualified and non-qualified plans) and Social Security; these benefits vest only after the employee has completed five years of service with us and are paid on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us), and (2) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Messrs. Rohr, Kissam and Steitz. All benefits under the SERP will be immediately paid (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service) if, within 24 months following a change in control, a participant’s employment is terminated.

The SERP is administered by our Employee Relations Committee, which consists of employees appointed by the chief executive officer. The Board or the Executive Compensation Committee of the Board may generally amend or terminate the SERP at any time. Certain amendments to the SERP may also be approved by the Employee Relations Committee.

In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. The SERP was further amended in 2005 to freeze Final Average Compensation (as defined in the SERP) as of December 31, 2010 for participants who retire after December 31, 2010, other than for participants who retire after December 31, 2015 or December 31, 2020 for whom Final Average Compensation will be frozen as of December 31, 2012 and December 31, 2014, respectively, consistent with the changes under our qualified defined benefit retirement plan.

Nonqualified Deferred Compensation

The following table presents information concerning each of our defined contribution or other plans that provides for the deferral of compensation of our named executive officers on a basis that is not tax qualified.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Mark C. Rohr	$360,000	$—	$119,519	$—	$5,145,609
John M. Steitz	33,336	—	2,580	—	193,274
Luther C. Kissam IV	—	—	478	—	44,898
Richard J. Diemer, Jr.	392,483	26,000	18,218	—	1,933,336
John J. Nicols	20,260	—	956	9,075	124,075

1	Amounts reflected are based on activities recorded by the plan trustee, Merrill Lynch, as of December 31, 2009.
2	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.

3	Contributions made in 2009 relate to fiscal year 2008.
4	Ending balances include phantom stock contributions made in 2009 for fiscal year 2008 of the following amounts: Mr. Rohr: $40,625; Mr. Steitz: $15,169; Mr. Kissam: $8,501; Mr. Diemer: $9,625; and Mr. Nicols: $6,068.
5	Executive Contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2008 and 2007 are as follows: Mr. Rohr: $1,118,027 (2008) and $1,162,527 (2007); Mr. Steitz: $33,336 (2008) and $27,004 (2007); Mr. Kissam: $0 (2008) and $0 (2007); Mr. Diemer: $511,157 (2008) and $654,459 (2007); and Mr. Nicols: $11,334 (2008).

Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified employee savings plan because of limitations under the Code are credited under our Executive Deferred Compensation Plan (the “EDCP”). In addition to the savings plan’s make-up contributions, an EDCP participant may elect to defer up to 50% of his or her salary and/or 100% of each cash incentive award paid in a year. Such amounts are deferred and will be paid at specified intervals during employment or after retirement, or in a lump sum upon termination of employment. For eligible employees hired after March 31, 2004, the EDCP also provides a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified savings plan. The 5% supplemental benefit increases to a 6% supplemental benefit commencing with an employee’s 10th anniversary of employment and to 7% at the 20th anniversary of employment. The amounts credited in the EDCP relative to the defined contribution vest only upon completion of five years of service with us.

Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the Plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.

The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the chief executive officer. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control

In December 2006, we approved a severance compensation program for certain of our executive officers, pursuant to which we entered into severance compensation agreements with each of Messrs. Rohr, Steitz, Kissam and Diemer. The severance compensation agreements replaced compensation arrangements with Messrs. Rohr, Kissam and Diemer that contained severance and change in control provisions.

In December 2006, we adopted the Albemarle Corporation Severance Pay Plan (“SPP”). On September 30, 2008, the Executive Compensation Committee also approved and adopted revisions to the SPP. These revisions to the SPP included (i) expanding participation to include all United States-based annual incentive plan participants, including those on expatriate assignments outside of the United States; (ii) requiring all covered participants in both the SPP and those who have severance compensation agreements to sign non-competition agreements; (iii) providing for severance pay to each named executive officer upon termination other than for cause (which may include a named executive officer’s “Resignation for Good Reason” (as that term is defined in the SPP)), prior to a change in control; and (iv) increasing the severance pay level for each of the named executive officers (other than Mr. Nicols) to 1.5 times the amount of his or her annual base salary in effect prior to the termination of employment plus target cash bonus for the year.

The SPP provides severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by us without cause or the employee elects not to relocate if requested to do so following a change in control. For each of Messrs. Rohr, Steitz, Kissam and Diemer, the SPP provides severance payments upon a termination of employment without cause in the absence of a change in control by reason of (a) the elimination of the employee’s position, (b) a change to our organizational structure that results in a redesign of work processes and individual responsibilities affecting two or more individuals or (c) for any other reason other than cause, which includes Good Reason for Resignation as defined in the SPP. Good Reason for Resignation means: (v) a material diminution in base compensation, (w) a material diminution in authority, duties or responsibilities, (x) a material diminution in the budget over which such named executive officer retains authority, (y) a material change in the geographic location at which services are performed or (z) any other action or inaction that constitutes a material breach by us of any written employment arrangement between such named executive officer and us.

Any participant who is also a party to a severance compensation agreement discussed below, including each of our named executive officers, is only eligible to receive payments under the SPP triggered in the absence of a change in control. For purposes of the SPP, change in control has the same meaning as in the severance compensation agreements. For additional information with respect to these arrangements, please see “Compensation Discussion and Analysis” beginning on page 21.

Payments under the SPP for each of our named executive officers will be paid in a lump sum and consist of (i) with respect to payments triggered in the absence of a change in control, 1.5 times (1.0 times for Mr. Nicols) the sum of (x) one year of the employee’s base salary in effect at the time of termination and (y) the target cash incentive award for the employee for the most recent year in which the employee participated in an annual bonus program and (ii) with respect to payments triggered following a change in control for those executive officers who are not a party to a severance compensation agreement, the sum of (x) the greater of the employee’s base salary prior to the date of termination and the employee’s base salary prior to the change in control and (y) the greater of the amount of the employee’s actual cash incentive award for the year preceding the date on which the change in control occurs and the employee’s target cash incentive award for the year in which the change in control occurs.

The term of the SPP is indefinite, but it may be amended or ended at any time in the absence of a change in control and, after any such change in control, no amendment or termination will be effective with respect to any employee unless such employee consents. The SPP expires two years after the date of any change in control.

The estimated payments and benefits for each named executive officer due to an employment termination without cause absent a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, assuming the triggering event took place on December 31, 2009, would be approximately as follows:

	Mark C. Rohr	John M. Steitz	Luther C. Kissam IV	Richard J. Diemer, Jr.	John J. Nicols
Estimated payments	$2,250,000	$1,100,088	$880,044	$882,000	$544,032

On September 30, 2008, the Executive Compensation Committee approved and adopted revisions to the severance compensation program. These revisions included adding provisions in order to comply with Code Section 409A that, among other things, require a six-month delay in certain payments to participants following a termination of employment, adding provisions to reflect changes in non-qualified pension plan participation for covered executives hired after 2004 and expanding from four to ten executives who will have severance compensation agreements.

The severance compensation agreements provide that, in the event of a change in control, upon termination of employment by us other than for cause (as defined in the severance compensation agreements), upon death after the execution of a definitive agreement which results in a change in control, or upon good reason for resignation (as defined in the severance compensation agreements), the executive will be entitled to (i) base salary and vacation pay accrued through the termination date, for the year in which the termination occurs, (ii) accrued annual cash incentive award, (iii) a lump sum severance payment further described below, (iv) vesting of any outstanding but unvested stock options and restricted stock, (v) payment of earned but not yet vested performance units, (vi) payment of a portion of unearned and unvested performance units based on the greater of (A) the target number of performance units and (B) a number of performance units based on actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period, (vii) the elimination of certain offsets for the short service benefits under our SERP, (viii) other insurance and counseling benefits, and (ix) tax gross-up payments for any excise taxes imposed on the executive in connection with payments made under the relevant severance compensation agreement, not to exceed $5 million with respect to Mr. Rohr or $3 million with respect to each of the others. The special benefits listed in items (iv), (v) and (vi) would apply in the event of a change in control regardless of whether there is also a termination of employment.

The severance payments referenced in clause (iii) of the previous paragraph consist of the product of (x) the lesser of (a) two and (b) a fraction, the numerator of which is the number of days from the termination date until the executive’s anticipated normal retirement date (defined in accordance with our pension plan), and the denominator of which is 730, but not less than one; multiplied by the sum of (A) the greater of the executive’s annual base salary immediately prior to termination and immediately prior to a change in control, and (B) the greater of the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control and the amount of the executive’s target cash incentive award for the year in which the change in control occurs. The severance payments are subject to reduction if the severance payments exceed certain Code limits by up to $100,000.

The severance compensation agreements provide that upon retirement or death absent an executed agreement resulting in a change in control, the executive will receive benefits in accordance with our pension plans and insurance program. If an executive is terminated for cause or voluntarily quits other than for good reason (as defined in the severance compensation agreements), then the executive is entitled to receive his salary and benefits accrued through the date of termination in a lump sum payment. If an executive is terminated due to disability, then the executive is entitled to receive the greater of the benefits determined in accordance with our pension plans and insurance program in effect immediately prior to a change in control and those in effect at the time the benefits are paid.

The severance compensation agreement contains a one-year non-competition agreement for which the executive will receive consideration equal to the greater of the executive’s annual base salary which was payable immediately prior to termination and immediately prior to a change in control plus the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control. The severance payment will also be offset by the payment to the executive for the non-competition agreement.

The severance compensation agreements originally had terms extending through December 31, 2007, subject to automatic additional one-year term extensions unless either the Executive Compensation Committee or the executive notifies the other of the desire not to extend.

For purposes of the severance compensation agreements and the SPP, “change in control” means:

•

any person or group, as defined in Section 13(d)(3) of the Exchange Act, becoming, directly or indirectly, the beneficial owner of 20% or more of the combined voting power of our then outstanding voting securities (other than as a result of an issuance or securities approved by continuing directors, or open market purchases approved by continuing directors at the time the purchases are made); provided, however, in the event such person or group becomes the beneficial owner of 20% or more, and less than 30%, of such voting securities, the directors who are continuing directors, as defined below, determine by a vote of at least two-thirds of the continuing directors that such event does not constitute a change in control,

•

as a result of a reorganization, merger, share exchange or consolidation (each, a business combination), contested election of directors, or a combination of any such items, the continuing directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s) or

•

our shareholders approve a business combination, subject to an exception where all or substantially all of the beneficial owners of our outstanding voting securities immediately prior to such business combination own more than 60% (and no one person owns more than 30%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from the business combination in substantially the same proportions as immediately prior to such business combination, and at least a majority of the directors after the business combination are continuing directors.

For purposes of the severance compensation agreements and the SPP, “continuing directors” means any member of our Board of Directors, while a member of that Board of Directors, and (i) who was a member of our Board of Directors prior to December 15, 2006 or (ii) whose subsequent nomination for election or election to our Board of Directors was recommended or approved by a majority of the continuing directors.

In the event of the hypothetical occurrence of both (i) a change in control and (ii) a concurrent termination of a named executive officer in accordance with such named executive officer’s severance compensation agreement and assuming these events took place on December 31, 2009, and the price per share of our Common Stock is $36.37 per share, the closing market price as of that date, each named executive officer would be entitled to the following estimated payments and accelerated vesting:

	Mark C. Rohr	John M. Steitz	Luther C. Kissam IV	Richard J. Diemer, Jr.	John J. Nicols
Lump sum severance payment(1)	$1,800,000	$850,068	$680,034	$672,000	$544,032
Tax gross-up(2)	—	—	—	—	—
Accelerated value(s) of equity compensation(3)	5,657,230	3,646,940	3,646,940	4,465,920	1,053,420
Accelerated value(s) for performance units(4)	—	—	—	—	—
Elimination of offsets under SERP	334,166	157,381	104,964	N/A	N/A
Counseling and other insurance benefits(5)	44,888	68,210	68,210	68,210	54,674
Non-competition agreement(6)	1,800,000	850,068	680,034	672,000	544,032

Total	$9,636,284	$5,572,667	$5,180,182	$5,878,130	$2,196,158

1	Upon termination following a change in control, a lump sum severance would be paid to the executive which is reduced by the amount of the non-competition payment, as described above.
2	Gross-up of excise tax is subject to a maximum payment, as described above.
3	Upon a change in control, all unvested stock options and restricted stock held by a participant under our incentive compensation programs will immediately vest and be non-forfeitable.
4	Upon a change in control,

(i)	any performance units which have been earned but not yet vested, will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(ii)	that portion of the unearned performance units described in clause (iii) below will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(iii)	the number of performance units to be vested and paid in accordance with clause (ii) above will equal the greater of:

(A)	the target number of performance units granted to a named executive officer; and

(B)	a number of performance units based on our actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period.

With respect to the performance units, the unearned performance units did not meet the threshold metrics for the fiscal year ended December 31, 2009. Therefore, the performance unit amounts were excluded from the table. Please see “Compensation Discussion and Analysis” beginning on page 21 for further information concerning the 2008 Performance Unit Award.

5	This amount includes outplacement counseling not to exceed $25,000, financial counseling not to exceed $10,000 and the value of the continuation of medical benefits for two years following termination.
6	The executive will receive a lump sum non-competition payment at termination of employment in return for an agreement not to compete for a one-year period following termination of employment as described above.

Equity Compensation Plan Information

The following table presents information as of December 31, 2009 with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
Equity Compensation Plans Approved by Shareholders
1998 Incentive Plan	592,334		$12.31	—	(4)
2003 Incentive Plan	458,000	(5)	$24.32	—	(6)
2008 Incentive Plan	1,434,396	(7)	$22.67	1,528,000
2008 Directors Stock Plan(8)	—		—	74,625
Equity Compensation Plans Not Approved by Shareholders(9)	—		—	—
Total	2,484,730		$20.51	1,602,625

1	There are no outstanding warrants or rights. Does not include restricted stock.
2	These amounts do not include shares of restricted stock.
3	Amounts exclude any securities to be issued upon exercise of outstanding options.
4	As permitted under the terms of the Albemarle Corporation 1998 Incentive Plan, we approved an amendment to the Albemarle Corporation 1998 Incentive Plan effective October 1, 2003 canceling all authorized shares remaining for future grants or awards.
5	Amount excludes the February 2008 unvested/unearned Performance Unit Award that did not meet threshold goals at December 31, 2009 and therefore was cancelled.
6	As permitted under the terms of the Albemarle Corporation 2003 Incentive Plan, we approved an amendment to the Albemarle Corporation 2003 Incentive Plan effective April 30, 2008 canceling all authorized shares remaining for future grants or awards.
7	Amount only includes 5,396 (71.95%) of targeted Performance Units Award based on the probable outcome of such performance conditions as of December 31, 2009.

8	The 2008 Directors Stock Plan permits the grant of shares of stock to each of our non-employee Directors. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.
9	We do not have any equity compensation plans that have not been approved by shareholders.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met privately with management, the internal auditors and PricewaterhouseCoopers LLP, our independent registered public accounting firm, all of whom have unrestricted access to the Audit Committee.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence from the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

The Audit Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our chief financial officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, the Chief Financial Officer is responsible for presenting to the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (1) all such services are less than 5% of revenues paid to the independent registered public accounting firm for the fiscal year and (2) the services are approved by the Audit Committee prior to completion of the audit.

Fees Billed by PricewaterhouseCoopers LLP

The Audit Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2009 and December 31, 2008, PricewaterhouseCoopers LLP billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2009	2008
Audit Fees	$2,292,652	$2,706,227
Audit-Related Fees	48,844	58,080
Tax Fees	82,213	300,431
All Other Fees	21,674	17,953

Total fees	$2,445,383	$3,082,691

Audit Fees. Audit fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For 2009 and 2008, amounts billed to us were primarily related to employee benefit plan audits.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes (“compliance”), and planning, research and advice supporting our efforts to maximize the tax efficiency of our operations (“planning”). For the fiscal years ended December 31, 2009 and December 31, 2008, payments for compliance totaled $82,213 and $297,231, respectively, and payments for planning were $0 and $3,200, respectively.

All Other Fees. All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.

THE AUDIT COMMITTEE

J. Alfred Broaddus, Jr., Chairman
John Sherman, Jr.
Charles E. Stewart
Harriett Tee Taggart

March 4, 2010

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE ALBEMARLE CORPORATION 2008 INCENTIVE PLAN

The Board of Directors proposes that our shareholders approve an amendment to the 2008 Incentive Plan (the “2008 Incentive Plan Amendment”), adopted by the Board of Directors on February 17, 2010, subject to the approval of our shareholders. The 2008 Incentive Plan permits the grant of (a) options to purchase shares of Common Stock from us, (b) SARs, (c) restricted stock and restricted stock units, (d) performance units and performance shares, and (e) cash-based and other stock-based awards. The purpose of the 2008 Incentive Plan Amendment is to (i) reserve and authorize the issuance of an additional 4,470,000 shares of our Common Stock pursuant to the 2008 Incentive Plan, (ii) eliminate the 2008 Incentive Plan’s provision that shares used to pay the exercise price of a stock option or SAR or to satisfy tax withholding on any Award will be added to the authorized share pool, and (iii) revise how shares are counted against the 2008 Incentive Plan’s maximums for certain awards.

The Board of Directors believes that the 2008 Incentive Plan Amendment will benefit us by allowing management the flexibility to reward and retain our exemplary employees.

The 2008 Incentive Plan has also recently been amended by the Executive Compensation Committee to clarify that a Business Combination must be consummated to trigger a Change in Control. Section 2.9 of the 2008 Incentive Plan now reads as follows with the change noted in (iii) below:

“Change of Control” means the occurrence of any of the following events:

(i)	any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)	as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)	the shareholders of the Corporation approve a Business Combination and such Business Combination is consummated, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.

A copy of the 2008 Incentive Plan Amendment is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov. The following is a summary of the material features of the 2008 Incentive Plan, as amended by the 2008 Incentive Plan Amendment, and is qualified in its entirety by reference to the 2008 Incentive Plan Amendment and the 2008 Incentive Plan, a copy of which was filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

Administration

The Executive Compensation Committee administers the 2008 Incentive Plan. The Executive Compensation Committee has the authority to select the individuals who participate in the 2008 Incentive Plan (“Participants”) and to grant options, SARs, restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the 2008 Incentive Plan) as the Executive Compensation Committee considers appropriate. In addition, the Executive Compensation Committee has complete authority to interpret all provisions of the 2008 Incentive Plan, to prescribe the form of notices or agreements evidencing awards under the 2008 Incentive Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 2008 Incentive Plan and to make all other determinations necessary or advisable for the administration of the 2008 Incentive Plan, including revising the terms of the 2008 Incentive Plan as they apply to non-U.S. employees, to comply with local law.

The Executive Compensation Committee may delegate its authority to administer the 2008 Incentive Plan to one of our officers. The Executive Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Executive Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of us or an affiliate is eligible to participate in the 2008 Incentive Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of us or our affiliates. We are not able to estimate the number of individuals that the Administrator will select to participate in the 2008 Incentive Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Options. Options granted under the 2008 Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”). An option entitles the Participant to purchase shares of Common Stock from us at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of our outstanding voting securities, 110 percent of the per share fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Executive Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the Administrator which may not be less than three years (except that options may become partially exercisable after a period of at least one year so long as the entire option grant does not become exercisable in less than three years). The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of our outstanding voting securities). No employee may be granted ISOs that are first exercisable in a calendar year for which the Common Stock underlying all ISO’s held by the employee (whether granted under the 2008 Incentive Plan or any other of our plans) has an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. Under the 2008 Incentive Plan, SARs entitle the Participant to receive with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR will not be less than the fair market value of a share of Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than three years (except that SARs may become partially exercisable after a period of at least one year so long as the entire SAR grant does not become exercisable in less than three years). The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Common Stock or a combination of cash and Common Stock or any other manner approved by the Administrator.

Restricted Stock and Restricted Stock Units. The 2008 Incentive Plan also permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable or otherwise restricted until conditions established at the time of the award are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator; restricted stock and restricted stock units shall vest over a period of at least three years (except that such stock and units may partially vest so long as the entire award does not fully vest earlier than three years after grant). Restricted stock and restricted stock units may, in the Administrator’s discretion, be settled in cash, Common Stock or a combination of cash and Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares. The 2008 Incentive Plan also provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives which, under the terms of the 2008 Incentive Plan, must be for a period of at least one year except in the event of a participant’s death, disability or retirement, or a change in control of Albemarle. To the extent that performance units or performance shares are earned, the obligation may be settled in cash, Common Stock or a combination of cash and Common Stock.

Cash-Based and Other Stock-Based Awards. The 2008 Incentive Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Common Stock.

Compliance with Section 162(m) of the Internal Revenue Code. It is intended that unless otherwise provided by the Executive Compensation Committee, awards determined in accordance with the 2008 Incentive Plan shall be excluded from the deduction limitations contained in Section 162(m) of the Code. Therefore, if any 2008 Incentive Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the 2008 Incentive Plan does so comply to the extent permitted by law and deemed advisable by the Executive Compensation Committee, and in all events the 2008 Incentive Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

Transferability

In general, options, SARs, restricted stock and restricted stock units, and performance shares and performance units will be nontransferable except by will or the laws of descent and distribution. If provided in the agreement governing the grant, options that are not ISOs may be transferred by the Participant and exercisable by the transferees provided that no award may be transferred for value (in accordance with General Instruction A.1.(a)(5) to Form S-8).

Performance Objectives

The Executive Compensation Committee may prescribe that (a) an option or SAR is exercisable, (b) an award of restricted stock or restricted stock units is vested or transferable or both, (c) that performance units or performance shares are earned, or (d) that payment under a cash-based or other stock-based award is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of our, our affiliates’ or a business unit’s (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; (q) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (r) health, safety and environmental performance; and (s) corporate advocacy metrics.

Change in Control

The 2008 Incentive Plan provides that in the event of a change in control of Albemarle, any of the following may occur, in accordance with the applicable award agreement: (i) replacement awards of equal value to the award being replaced shall be provided to participants; (ii) outstanding options and SARs will become vested and exercisable, outstanding awards of restricted stock and restricted stock units will become transferable and nonforfeitable, and each performance unit and performance share will be earned and converted into cash, Common Stock or a combination of cash and Common Stock; or (iii) all outstanding awards will be cancelled and terminated and a payment of cash made or shares of stock delivered to participants, equal in value to the cancelled award.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Incentive Plan is 7,470,000 shares. This limitation will be adjusted as the Executive Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Executive Compensation Committee determines is appropriate to reflect such changes.

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the amended 2008 Incentive Plan as follows:

•	With respect to stock options and SARs, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates;

•

For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the number of shares available for awards under the amended 2008 Incentive Plan;

•

With respect to any awards granted after January 1, 2010, other than stock options and SARs, the number of shares available for awards shall be reduced by 1.6 shares for each share covered by such award or to which such award relates; and

•

Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the amended 2008 Incentive Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the amended 2008 Incentive Plan against the aggregate number of shares available under the amended 2008 Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, shall again be available for granting awards under the amended 2008 Incentive Plan. The amended 2008 Incentive Plan does not provide, however, for “net share counting,” so that shares that are used to pay the purchase price or exercise price of an award or used in connection with the satisfaction of tax obligations relating to an award will not be added to the number of shares available for granting awards under the amended 2008 Incentive Plan.

Individual Limitations

No individual may be granted or awarded in any calendar year options covering more than 200,000 shares of Common Stock in the aggregate. In addition, no individual in any calendar year may be awarded, in the aggregate, restricted stock or restricted stock units, performance shares or performance units or cash-based or other stock-based awards (other than stock options or SARs) covering more than 200,000 shares of Common Stock. With respect to awards made under the 2008 Incentive Plan that will be paid other than in shares of Common Stock, the maximum amount payable to an individual in any year, is generally $5,000,000.

Amendment and Termination

No option, SAR, restricted stock or restricted stock unit award, performance share or performance unit award or cash-based or other stock-based award may be granted under the 2008 Incentive Plan after April 30, 2018. The Board may, without further action by shareholders, terminate the 2008 Incentive Plan in whole or in part. The Board also may amend the 2008 Incentive Plan, except that no material amendment of the 2008 Incentive Plan or an amendment that increases the number of shares of Common Stock that may be issued under the 2008 Incentive Plan will become effective and no option or SAR will be repriced, replaced or regranted through cancellation until it is approved by shareholders. Any amendment of the 2008 Incentive Plan must comply with the rules of the NYSE.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the 2008 Incentive Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an award, in each case at the time the award is paid to or received by the Participant.

We generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on our deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. We will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case we will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Vote Required

The approval of the 2008 Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the Amendment, provided that the total vote cast on the 2008 Incentive Plan Amendment represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes will have no effect on the proposal to approve the 2008 Incentive Plan Amendment, provided that the total vote cast on the proposal to approve the 2008 Incentive Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Common Stock

Our Common Stock is listed for trading on the NYSE under the symbol “ALB”. The last reported closing price per share of the Common Stock as reported by the NYSE on March 4, 2010 was $40.29 per share.

The Board of Directors recommends that shareholders vote “FOR” approval of the 2008 Incentive Plan Amendment.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE

ALBEMARLE CORPORATION 2008 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that our shareholders approve an amendment to the 2008 Directors Stock Plan (the “2008 Directors Stock Plan Amendment”), adopted by the Board of Directors on February 17, 2010, subject to the approval of our shareholders. The 2008 Directors Stock Plan permits the grant of shares of Common Stock to each of our non-employee Directors. The purpose of the 2008 Directors Stock Plan Amendment is to replace the 2,000 annual share limitation to each participant with a $100,000 limitation.

The Board of Directors believes that the 2008 Directors Stock Plan Amendment will benefit us by better aligning the annual grant of shares of Common Stock to directors with the dollar amount of the annual retainer approved by the Board of Directors. Because the stock price of shares of Common Stock is volatile, having a share limitation instead of a dollar limitation may result in participants not being able to receive the number of shares of Common Stock such participants are entitled to under the terms of the 2008 Directors Stock Plan.

The 2008 Directors Stock Plan has also recently been amended by the Nominating and Governance Committee to clarify that a Business Combination must be consummated to trigger a Change in Control. Section 2.6 of the 2008 Directors Stock Plan now reads as follows with the change noted in (iii) below:

“Change of Control” means the occurrence of any of the following events:

(i)	any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)	as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)	the shareholders of the Corporation approve a Business Combination and such Business Combination is consummated, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.

A copy of the 2008 Directors Stock Plan Amendment is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov. The following is a summary of the material features of the 2008 Directors Stock Plan, as amended by the 2008 Directors Stock Plan Amendment, and is qualified in its entirety by reference to the 2008 Directors Stock Plan Amendment and the 2008 Directors Stock Plan, a copy of which was filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

Administration

The Nominating and Governance Committee administers the 2008 Directors Stock Plan. The Nominating and Governance Committee interprets all provisions of the 2008 Directors Stock Plan, establishes administrative regulations to further the purpose of the 2008 Directors Stock Plan and take any other action necessary for the proper operation of the 2008 Directors Stock Plan. All decisions and acts of the Nominating and Governance Committee shall be final and binding upon all participants in the 2008 Directors Stock Plan.

Eligibility

Each non-employee who is a director or who becomes a director is a participant in the 2008 Directors Stock Plan (a “participant”) until the non-employee director is no longer serving as a non-employee director. The Board of Directors currently includes nine non-employee directors.

Grant of Shares

On the date of each annual meeting of shareholders, we grant to each participant that number of restricted shares of Common Stock equal to the annual retainer fee (which is initially $68,000) divided by the closing share price on the NYSE on the date of grant. The shares granted under the 2008 Directors Stock Plan will vest on such date as is determined by the Nominating and Governance Committee; with respect to the 2010 grant, such shares will vest on the one year anniversary of the Meeting; shares will also vest upon a director’s death or disability or a change in control that occurs before the normal vesting date. If an individual becomes a participant after January 1st of a given year, such participant will receive a pro rata number of shares based on the number of days remaining in the year, valued at the closing share price on the NYSE on the later of the date the individual becomes a director and the date of that year’s annual meeting of shareholders. The Board of Directors has the authority to increase the amount of shares of Common Stock issued to each participant during a calendar year, but in no event will the aggregate fair market value of the shares issued to a participant during any calendar year exceed $100,000. In the event of a change in capital, shares of capital stock, or any special distribution to our shareholders, the Board of Directors will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the 2008 Directors Stock Plan, but no such amendment shall: (1) increase the number of shares of Common Stock that may be granted to any participant, except as previously described in “Grant of Shares” above, or (2) increase the total number of shares of Common Stock that may be granted under the 2008 Directors Stock Plan; provided, however, that the 2008 Directors Stock Plan may not be amended more than once every six months other than to comply with changes in the Code or any rules or regulations promulgated thereunder. Any amendment of the 2008 Directors Stock Plan must comply with the rules of the NYSE.

Federal Income Tax Consequences

With respect to shares of Common Stock granted under the 2008 Directors Stock Plan, when such shares of Common Stock become vested, each participant must recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock received. We will receive a deduction for the same amount at that time.

The tax treatment upon disposition of shares of Common Stock acquired under the 2008 Directors Stock Plan will depend on how long the shares of Common Stock have been held. There will be no tax consequences to us upon the disposition of shares of Common Stock acquired under the 2008 Directors Stock Plan.

Other Information

The following table sets forth the annual benefits to be received by non-employee directors under the 2008 Directors Stock Plan:

New Plan Benefits

Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors

	Dollar Value(1)	Number of Shares(2)
Each Individual Non-Employee Director	$68,000	1,870
Non-Executive Director Group (9 persons)(3)	$612,000	16,827

1	These values are based on $36.37 per share, the closing price of Common Stock on the NYSE on December 31, 2009.
2	Assumes that we grant to each participant 1,870 shares of Common Stock ($68,000 worth of shares of Common Stock) on the date of the annual meeting of shareholders each calendar year.
3	Assumes no change in the number of non-employee directors and that each non-employee director remains in office.

Vote Required

The approval of the 2008 Directors Stock Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the 2008 Directors Stock Plan Amendment, provided that the total vote cast on the 2008 Directors Stock Plan Amendment represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes will have no effect on the proposal to approve the 2008 Directors Stock Plan Amendment, provided that the total vote cast on the proposal to approve the 2008 Directors Stock Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Common Stock

Our Common Stock is listed for trading on the NYSE under the symbol “ALB”. The last reported closing price per share of the Common Stock as reported by the NYSE on March 4, 2010 was $40.29 per share.

The Board of Directors recommends that shareholders vote “FOR” approval of the 2008 Directors Stock Plan Amendment.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

The Board of Directors and Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

SHAREHOLDER PROPOSALS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2011 annual meeting of shareholders must present such proposal to our Secretary at our principal office at 451 Florida Street, Baton Rouge, Louisiana 70801, not later than January 8, 2011, in order for the proposal to be considered for inclusion in our Proxy Statement. We anticipate holding the 2011 annual meeting on Wednesday, May 11, 2011.

Our bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the Proxy Statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•

a representation that the shareholder is a holder of record of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

The Secretary must receive written notice of a shareholder proposal to be acted upon at the 2011 annual meeting of shareholders not later than the close of business on January 21, 2011, nor earlier than the close of business on December 22, 2010.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our Internet website at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801 or by telephoning (225) 388-8011.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Luther C. Kissam IV, Secretary

APPENDIX A

SECOND AMENDMENT TO THE

ALBEMARLE CORPORATION

2008 INCENTIVE PLAN

Pursuant to Article 17 of the Albemarle Corporation 2008 Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

1. Article 4 of the Plan is amended in its entirety to read as follows:

“Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards and Maximum Amount of Non-Share Awards.

Subject to adjustment as provided in Section 4.3:

(a)	The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares granted since the Effective Date, is 7,470,000 Shares.

(b)	The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 200,000.

(c)	The maximum number of Shares subject to all Full Value Awards granted in any one Plan Year to any one Participant shall be 200,000.

(d)	With respect to Awards granted under the Plan that are (i) intended to satisfy the “performance-based” compensation exception contained in Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and (ii) payable other than in Shares, the maximum amount payable to a Participant in any year is $5,000,000.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. With respect to Options and SARs, the number of Shares available for Awards under the Plan pursuant to Section 4.1, shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and SARs, the number of Shares available for Awards under the Plan shall be reduced by 1.6 Shares for each Share covered by such Award or to which such Award relates. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan. In addition, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, the total number of shares underlying the original award and not the net number of shares actually issued, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan shall be authorized and unissued Shares.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.”

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

3. Subject to the approval of the Corporation’s shareholders, this Second Amendment shall be effective as of April 20, 2010.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Second Amendment as of and pursuant to the approval of the Board of Directors as its meeting on February 17, 2010.

ALBEMARLE CORPORATION

By:	/s/ Nicole Daniel
Nicole Daniel
Assistant General Counsel and Assistant Secretary

APPENDIX B

FIRST AMENDMENT TO THE

ALBEMARLE CORPORATION

2008 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

(Effective April 30, 2008)

In accordance with Section 9.1 of the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors (effective April 30, 2008) (the “Plan”), the Plan is hereby amended as follows:

1.	Section 4.1(b) of the Plan is amended and restated in its entirety as follows:

“The aggregate Fair Market Value (determined as of the Grant Date) of Shares that may be issued under this Plan to a Participant in any calendar year shall not exceed $100,000.”

2.	The provisions of this First Amendment shall be effective as of February 17, 2010.

[SIGNATURE PAGE FOLLOWS]

B-1

IN WITNESS WHEREOF, the undersigned has duly executed this First Amendment as of and pursuant to the approval of the Board of Directors as its meeting on February 17, 2010.

ALBEMARLE CORPORATION

By:	/s/ Nicole Daniel
Nicole Daniel
Assistant General Counsel and Assistant Secretary

B-2

ALBEMARLE

ALBEMARLE CORPORATION

451 FLORIDA STREET

BATON ROUGE, LOUISIANA 70801

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelop we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not send your proxy by mail.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

Albemarle Corporation (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21119-P89624

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

Nominees:

(01) J. Alfred Broaddus, Jr.

(02) R. William Ide III

(03) Richard L. Morrill

(04) Jim W. Nokes

(05) Barry W. Perry

(06) Mark C. Rohr

(07) John Sherman, JR.

(08) Charles E. Stewart

(09) Harriett Tee Taggart

(10) Anne Marie Whittemore

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees(s) on the Line below.

Vote on Proposals

the Board of Directors recommends you vote FOR the following proposals:

2. The proposal to approve the Amendment to the Albemarle Corporation 2008 Incentive Plan.

3. The proposal to approve the Amendment to the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors.

4. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For Against Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting. Yes No

Please indicate if you wish to access annual reports and proxy statements electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only. Yes No

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M21120-P89624

Albemarle Corporation

Proxy for Annual Meeting of Shareholders to be held on April 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. William Ide III and Charles E. Stewart, or any of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held

April 20, 2010, and at any and all adjournments or postponements thereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2,3 and 4 and according to the discretion of the proxy holders, on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side